EXHIBIT 10.1


                                                               Execution Version



                            STOCK PURCHASE AGREEMENT


                                 by and between


                               STEVEN MADDEN, LTD.

                                       and

                              The Sole Shareholder

                                       of

                      DANIEL M. FRIEDMAN & ASSOCIATES, INC.

                                       and

                             DMF INTERNATIONAL, LTD.

                          Dated as of February 7, 2006
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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I      Certain Definitions...........................................1

ARTICLE II     Purchase and Sale.............................................7
      2.1      Purchase and Sale of Company Shares...........................7
      2.2      Cash Purchase Price...........................................7
      2.3      Post-Closing Adjustment.......................................8

ARTICLE III    Closing......................................................10
      3.1      Closing Date.................................................10
      3.2      Certain Actions at Closing...................................10

ARTICLE IV     Representations and Warranties of Seller.....................10
      4.1      Organization and Good Standing...............................10
      4.2      Capitalization...............................................11
      4.3      Authorization................................................11
      4.4      No Conflicts; Consents.......................................12
      4.5      Financial Statements; Undisclosed Liabilities; Promotions
               and Allowances; Inventory....................................12
      4.6      Taxes........................................................13
      4.7      Real and Personal Property...................................14
      4.8      Intellectual Property........................................15
      4.9      Contracts and Agreements.....................................17
      4.10     Insurance....................................................20
      4.11     Litigation...................................................20
      4.12     Condition and Sufficiency of Assets..........................20
      4.13     Compliance with Law; Licenses; Customs.......................20
      4.14     Employees....................................................22
      4.15     Employee Benefit Plans.......................................23
      4.16     Environmental Matters........................................27
      4.17     Bank Accounts and Powers of Attorney.........................27
      4.18     Absence of Certain Changes...................................27
      4.19     Books and Records............................................30
      4.20     Transactions with Affiliated Persons.........................30
      4.21     Customer and Supplier Relationships..........................30
      4.22     Absence of Certain Business Practices........................31
      4.23     Brokers and Finders..........................................31
      4.24     Restrictions on Business Activities..........................31
      4.25     Payables.....................................................31
      4.26     Receivables..................................................31
      4.27     Business Relations...........................................32
      4.28     Disclosure...................................................32

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                                                                          Page

ARTICLE V      Representations and Warranties of Madden.....................32
      5.1      Organization and Good Standing...............................32
      5.2      Authorization................................................32
      5.3      No Conflicts; Consents.......................................32
      5.4      Litigation...................................................33
      5.5      Brokers and Finders..........................................33
      5.6      Investment Intent............................................33

ARTICLE VI     Covenants of Seller..........................................33
      6.1      Ordinary Course..............................................33
      6.2      Conduct of Business..........................................33
      6.3      Certain Filings..............................................36
      6.4      Consents and Approvals.......................................36
      6.5      Efforts to Satisfy Conditions................................36
      6.6      Further Assurances...........................................36
      6.7      Notification of Certain Matters..............................36

ARTICLE VII    Covenants of Madden..........................................37
      7.1      Certain Filings..............................................37
      7.2      Efforts to Satisfy Conditions................................37
      7.3      Further Assurances...........................................37
      7.4      Notification of Certain Matters..............................37
      7.5      Indemnification .............................................38

ARTICLE VIII   Certain Other Agreements.....................................38
      8.1      Certain Tax Matters..........................................38

ARTICLE IX     Conditions Precedent to Obligations of Madden................41
      9.1      Representations and Warranties...............................41
      9.2      Compliance with Covenants....................................41
      9.3      Lack of Adverse Change.......................................41
      9.4      Update Certificate...........................................41
      9.5      Legal Opinion................................................42
      9.6      Regulatory Approvals.........................................42
      9.7      Consents of Third Parties....................................42
      9.8      No Violation of Orders.......................................42
      9.9      Employment Agreements........................................42
      9.10     Transaction Documents........................................42
      9.11     License Agreement............................................42
      9.12     Other Closing Matters........................................42

ARTICLE X      Conditions Precedent to Obligations of Seller................43
      10.1     Representations and Warranties...............................43
      10.2     Compliance with Covenants....................................43
      10.3     Update Certificate...........................................43
      10.4     Regulatory Approvals.........................................43
      10.5     No Violation of Orders.......................................43

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                                                                          Page

      10.6     Transaction Documents........................................43
      10.7     Legal Opinion................................................43
      10.8     License Agreement............................................43
      10.9     Other Closing Matters........................................43

ARTICLE XI     Termination of Agreement.....................................44
      11.1     Conditions for Termination...................................44
      11.2     Effect of Termination........................................44

ARTICLE XII    Indemnification..............................................44
      12.1     Survival of Representations, Warranties and Covenants........44
      12.2     Indemnification by Seller....................................45
      12.3     Indemnification by Madden....................................46
      12.4     Assumption of Defense........................................46
      12.5     Non-Assumption of Defense....................................47
      12.6     Indemnified Party's Cooperation as to Proceedings............47
      12.7     Payments Treated as Purchase Price Adjustment................48

ARTICLE XIII   Miscellaneous................................................48
      13.1     Expenses.....................................................48
      13.2     Entirety of Agreement........................................48
      13.3     Notices......................................................48
      13.4     Amendment....................................................48
      13.5     Waiver.......................................................49
      13.6     Counterparts; Facsimile......................................49
      13.7     Assignment; Binding Nature; No Beneficiaries.................49
      13.8     Headings.....................................................49
      13.9     Governing Law; Jurisdiction..................................49
      13.10    Construction.................................................49
      13.11    Negotiated Agreement.........................................50
      13.12    Public Announcements.........................................50
      13.13    Remedies Cumulative..........................................50
      13.14    Severability.................................................50
      13.15    WAIVER OF JURY TRIAL.........................................50
      13.16    Right of Set-Off.............................................51

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

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 7, 2006, is by and between Steven Madden, Ltd., a Delaware corporation ("Madden"), on the one hand, and Daniel M. Friedman ("Seller"), on the other hand.

                                    RECITALS
                                    --------

     WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of the corporations listed on Schedule A attached hereto (collectively, the "Companies" and individually, a "Company"); and

     WHEREAS, Madden desires to acquire all of the issued and outstanding shares of capital stock of each of the Companies, and Seller desires to sell the same, on the terms and conditions contained herein and in the Earn-Out Agreement (as defined below).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions
                               -------------------

     "Adjustment Payment Date" means a date which is within three (3) Business Days after the Final Closing Date Balance Sheet is final, binding and conclusive.

     "Affiliate Loans" means loans made to Affiliated Persons by either of the Companies.

     "Affiliated Person" means Seller, any Immediate Family Member of Seller, or any other Person (other than either of the Companies) that, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with either of the Companies, Seller or any Immediate Family Member of Seller.

     "Agreement" has the meaning set forth in the preamble.

     "Balance Sheet" means the unaudited combined balance sheet of the Companies as of December 31, 2005.

     "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in New York, New York or Hong Kong, China.

     "Cash-On-Hand" means all cash or cash equivalents held by the Companies.

     "Cash Purchase Price" has the meaning set forth in Section 2.2(a).

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     "Closing" has the meaning set forth in Section 3.1.

     "Closing Date" has the meaning set forth in Section 3.1.

     "Closing Date Balance Sheet" means the balance sheet of the Companies as of the close of business on the Closing Date.

     "Closing Date Net Working Capital" has the meaning set forth in Section 2.3(a)(i).

     "Closing Purchase Price" means the Cash Purchase Price minus the Holdback Amount.

     "COBRA" has the meaning set forth in Section 4.15(b).

     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Companies" has the meaning set forth in the recitals.

     "Company IP Rights" has the meaning set forth in Section 4.8(a).

     "Company IP Rights Agreements" has the meaning set forth in Section 4.8(b).

     "Company Products" means all products sold, designed, marketed, licensed and/or distributed (whether at wholesale or retail) by either of the Companies.

     "Company Shares" has the meaning set forth in Section 2.1.

     "Confidentiality Agreement" means that certain Confidentiality Agreement, dated October 21, 2005, between Wechsler & Cohen, LLP and Madden.

     "Contracts" has the meaning set forth in Section 4.9(a).

     "Debt" means the aggregate amounts of long term and short term debt of the Companies, including, without limitation, any amounts outstanding or owing under capital leases, notes payable to financial institutions, lines of credit, notes or dividends payable, amounts due to Seller, any other notes payable, and any prepayment penalties or expenses associated with the foregoing.

     "Disclosure Schedule" means the disclosure schedules of Seller accompanying this Agreement.

     "Dispute Notice" has the meaning set forth in Section 2.3(a)(ii).

     "DMFA" means Daniel M. Friedman & Associates, Inc., a New York corporation.

     "Earn-Out Agreement" means the Earn-out Agreement among each of the Companies, Seller and Madden, which has been executed and delivered prior to or

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simultaneously with the execution and delivery of this Agreement and which shall become effective as of the Closing, attached hereto as Exhibit A.

     "Earn-Out Payment" has the meaning set forth in Section 2.2.

     "Employee Benefit Plan" has the meaning set forth in Section 4.15(a).

     "Employment Agreements" means the employment agreements between DMFA and each of Seller, KH, SL and RC, which have been executed and delivered prior to or simultaneously with the execution and delivery of this Agreement and which shall become effective as of the Closing, attached hereto as Exhibit B, Exhibit C, Exhibit D and Exhibit E, respectively.

     "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

     "Environment" means soil, surface water, ground water, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium.

     "Environmental Law" means any Law of the U.S. or any State or local U.S. government that governs protection or improvement of human health or the Environment.

     "Environmental Permit" means any permit, registration, certificate, certification, license, authorization, consent or approval of any Governmental Body required or issued under Environmental Laws.

     "ERISA" has the meaning set forth in Section 4.15(a).

     "ERISA Affiliate" has the meaning set forth in Section 4.15(a).

     "Final Allocation" has the meaning set forth in Section 8.1(b)(ii).

     "Final Closing Date Balance Sheet" has the meaning set forth in Section 2.3(a)(iii).

     "Financial Statements" means the unaudited combined balance sheets and statements of earnings, shareholders' equity and cash flows of the Companies as of, and for each of the fiscal years ended, December 31, 2005, 2004, 2003 and 2002, respectively.

     "GAAP" means U.S. generally accepted accounting principles, as in effect on the date of this Agreement, consistently applied.

     "Governmental Body" means any governmental or regulatory body, agency, authority, commission, department, bureau, court, tribunal, arbitrator or arbitral body (public or private), or political subdivision, in any jurisdiction.

     "Hazardous Materials" means (a) any element, compound, gas or chemical that is defined, listed, classified or regulated as hazardous or toxic under any Environmental Law, including, without limitation, any material or substance that

                                      -3-
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is defined as a "hazardous waste," "hazardous material," "hazardous substance,"
"extremely hazardous waste," "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," "toxic substance" or similar term under any provision of any Environmental Law; (b) petroleum, petroleum-based or petroleum-derived products; and (c) any substance containing polychlorinated biphenyls, asbestos, lead, urea formaldehyde or radon gas.

     "HIPPA" has the meaning set forth in Section 4.15(b).

     "Holdback Amount" has the meaning set forth in Section 2.2(a).

     "Immediate Family Member", with respect to any Person who is an individual, means each of such Person's spouse, children (whether by blood or adoption), parents and siblings.

     "Indemnification Obligations" means the respective indemnification obligations of Seller or Madden under Article XII.

     "Independent Accounting Firm" means an independent accounting firm mutually acceptable to Madden and Seller (which accounting firm has not, within the prior twenty-four (24) months, provided services to Madden, Seller or either of the Companies, or any affiliate of any of them). If Madden and Seller are unable to agree upon an independent accounting firm within thirty (30) days after Seller's delivery of a Dispute Notice to Madden, an independent accounting firm selected by Madden (which accounting firm has not, within the prior twenty-four (24) months, provided services to Madden or either of the Companies, or any affiliate of any of them) and an independent accounting firm selected by Seller (which accounting firm has not, within the prior twenty-four (24) months, provided services to Seller or either of the Companies, or any affiliate of any of them) shall select an independent accounting firm (which accounting firm has not, within the prior twenty-four (24) months, provided services to Madden, Seller or either of the Companies, or any affiliate of any of them) and such independent accounting firm shall be the Independent Accounting Firm.

     "Intellectual Property Rights" means all intellectual property rights, including trademarks, service marks, internet domain names, slogans, logos, trade names, and the goodwill associated therewith, patents, copyrights, in both published and unpublished works, and all registrations and applications for any of the foregoing, rights of publicity/privacy, franchises, licenses, proprietary know-how, proprietary trade secrets, proprietary customer lists, proprietary vendor lists, proprietary information, proprietary processes, proprietary formulae, proprietary computer programs and applications, proprietary layouts, proprietary specifications, proprietary designs, proprietary patterns, proprietary inventions, proprietary development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda and records wherever created throughout the world.

     "IRS" means the U.S. Internal Revenue Service.

     "KH" means Kenneth Horowitz.

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     "Knowledge" means the knowledge, at any time, of: in the case of Seller and each of the Companies, Seller, KH, SL and RC; and in the case of Madden, Jamieson A. Karson, Awadhesh Sinha and Ed Rosenfeld.

     "Law" means any law (including common law), statute, code, ordinance, rule, regulation, permit, order, decree or other requirement or guideline in any jurisdiction.

     "License Agreement" means that certain License Agreement, dated as of July 14, 2005, between Madden and Daniel M. Friedman & Associates, Inc.

     "Licenses" has the meaning set forth in Section 4.13(b).

     "Loss", in respect of any matter, means any loss, liability, cost, expense, judgment, settlement or damage arising as a result of such matter, including reasonable attorneys', consultants' and other advisors' fees and expenses, reasonable costs of investigating or defending any claim, action, suit or proceeding or of avoiding the same or the imposition of any judgment or settlement and reasonable costs of enforcing any Indemnification Obligations.

     "Madden" has the meaning set forth in the preamble.

     "Madden Disclosure Schedule" means the disclosure schedule of Madden accompanying this Agreement.

     "Madden Indemnified Parties" has the meaning set forth in Section 12.2(a).

     "Material Adverse Effect" means any material adverse effect on the business, operations, assets, condition (financial or otherwise), liabilities, or results of operations of either Company or the Companies taken as a whole.

     "Net Working Capital" means the current assets of the Companies, including, without limitation and without duplication, Cash-On-Hand, inventory, non-factored accounts receivable net of reserves, amounts due from factor and prepaid expenses (including, without limitation, the unused portion of prepaid royalties), minus all liabilities of the Companies, including, without limitation and without duplication, Debt, accounts payable, accrued employee expenses (including, without limitation, any bonus accruals) and any applicable tax accruals related thereto, amounts payable to factor, loan payable to factor, and taxes payable (other than any Taxes attributable in whole or in part to a 338(h)(10) Election or analogous elections), in each case, if not otherwise defined herein, as such terms have the meanings assigned to them by GAAP applied on a basis consistent with the preparation of an audited balance sheet.

     "Notice of Set-Off Dispute" has the meaning set forth in Section 13.16(b).

     "Permitted Encumbrances" has the meaning set forth in Section 4.7(c).

     "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust, trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

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     "Post-Closing Working Capital Adjustment" has the meaning set forth in
Section 2.3(b)(i).

     "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not begin or end on) the Closing Date.

     "Prime Rate" shall mean the rate of interest of The JPMorgan Chase Bank (or its successor and assign) announces from time to time as its prime lending rate as then in effect, or if no such rate is announced by The JPMorgan Chase Bank (or its successor or assign), the prime lending rate announced by a New York City money center bank selected by Madden and reasonably acceptable to Seller.

     "Purchase Price Accounts" has the meaning set forth in Section 2.2(b).

     "RC" means Renee Cohen.

     "Real Property" has the meaning set forth in Section 4.7(a)

     "Real Property Documents" has the meaning set forth in Section 4.7(a)

     "Real Property Interests" has the meaning set forth in Section 4.7(a)

     "Release" means any releasing, spilling, leaching, pumping, leaking, pouring, emitting, emptying, discharging, depositing, injecting, escaping, dumping, migrating or disposing, whether intentional or otherwise, of any Hazardous Material into the Environment.

     "Returns" means returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Body, domestic or foreign, including consolidated, combined and unitary tax returns, and returns required in connection with any Employee Benefit Plan.

     "Revised Closing Date Balance Sheet" has the meaning set forth in Section 2.3(a)(ii).

     "SEC" means the U.S. Securities and Exchange Commission.

     "Seller" has the meaning set forth in the preamble.

     "Seller Indemnified Parties" has the meaning set forth in Section 12.3(a).

     "Services Agreement" means the Services Agreement among Seller, each of the Companies and Madden, which has been executed and delivered prior to or simultaneously with the execution and delivery of this Agreement and which shall become effective as of the Closing, attached hereto as Exhibit F.

     "Set-Off Notice" has the meaning set forth in Section 13.16(b).

     "Set-Off Review Period" has the meaning set forth in Section 13.16(b).

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     "SL" means Steven Lloyd.

     "Straddle Period" has the meaning set forth in Section 8.1(a)(ii).

     "Tax" or "Taxes" means taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind payable to any Governmental Body in any jurisdiction, including (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, estimated, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

     "338(h)(10) Election" has the meaning set forth in Section 8.1(b)(i).

     "Transaction Documents" means this Agreement, the Employment Agreements, the Earn-Out Agreement and the Services Agreement.

     "U.S." means the United States of America.

     "Working Capital Refund" has the meaning set forth in Section 2.3(b).

                                   ARTICLE II

                                Purchase and Sale
                                -----------------

     2.1 Purchase and Sale of Company Shares. Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and warranties contained in this Agreement or made pursuant hereto, Seller hereby agrees to sell, assign, transfer and deliver to Madden, and Madden hereby agrees to purchase from Seller, all of the issued and outstanding shares of capital stock of each of the Companies as set forth in
Section 2.1 of the Disclosure Schedule (collectively the "Company Shares"), free and clear of all Encumbrances.

     2.2 Cash Purchase Price.

     (a) In consideration of the aforesaid sale, assignment, transfer and delivery of the Company Shares, Madden shall, (i) six (6) days following the Closing Date, pay or cause to be paid to Seller an amount, in cash, equal to (A) eighteen million dollars ($18,000,000) (the "Cash Purchase Price") less (B) three million dollars ($3,000,000) (the "Holdback Amount"), and (ii) in the amounts and at such times as are set forth in the Earn-Out Agreement, pay to Seller all amounts (collectively, the "Earn-Out Payment") required to be paid pursuant to the terms of the Earn-Out Agreement. The Cash Purchase Price may be adjusted as provided for in Section 2.3. The Holdback Amount shall be available as a nonexclusive means to fulfill Seller's obligations pursuant to Section 2.3, and shall be released to Seller no later than three (3) Business Days following the final settlement of the adjustment set forth in such Section.

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     (b) All payments of cash pursuant to Section 2.2(a) shall be made in immediately available funds by wire transfer to an account or accounts (the "Purchase Price Accounts") specified by Seller at least two (2) Business Days prior to the date such payments are to be made.

     2.3 Post-Closing Adjustment.

     (a) Closing Date Balance Sheet.

          (i) Preparation of Closing Date Balance Sheet. As promptly as practicable, but in any event within seventy-five (75) days after the Closing Date, Madden shall prepare and deliver to Seller (A) the Closing Date Balance Sheet, which Closing Date Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet, and (B) a calculation of Net Working Capital as of the close of business on the Closing Date based upon the Closing Date Balance Sheet (the "Closing Date Net Working Capital"), which shall explain in reasonable detail such calculation of Closing Date Net Working Capital.

          (ii) Closing Date Balance Sheet Disputes. Seller may dispute the amount of the Closing Date Net Working Capital reflected on the Closing Date Balance Sheet by sending written notice (a "Dispute Notice") to Madden within thirty (30) days of Madden's delivery of the Closing Date Balance Sheet and Closing Date Net Working Capital calculation to Seller (such delivery date, the "Delivery Date"). The Dispute Notice shall identify, in reasonable detail, each disputed item on the Closing Date Balance Sheet, specifying the amount of such dispute and setting forth the basis for such dispute. In the event of such a dispute, Madden and Seller shall attempt in good faith to reconcile their differences (including providing information that is reasonably requested to the other party), and any resolution by them as to any disputed items shall be final, binding and conclusive on the parties and shall be evidenced by a writing signed by Madden and Seller, including a revised Closing Date Balance Sheet (together with a revised calculation of the Closing Date Net Working Capital based upon such revised Closing Date Balance Sheet, the "Revised Closing Date Balance Sheet") reflecting such resolution. If Madden and Seller are unable to reach such resolution within twenty (20) days after Seller's delivery of the Dispute Notice to Madden, then Madden and Seller shall promptly submit any remaining disputed items to an Independent Accounting Firm for final binding resolution. If any remaining disputed items are submitted to an Independent Accounting Firm for resolution (A) each party will furnish to the Independent Accounting Firm such workpapers and other documents and information relating to the remaining disputed items as the Independent Accounting Firm may reasonably request and are available to such party, and each party will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the disputed items and to discuss the resolution of the disputed items with the Independent Accounting Firm;
     (B) each party will use its good faith commercially reasonable efforts to cooperate with the resolution process so that the disputed items can be resolved within forty-five (45) days of submission of the disputed items to the Independent Accounting Firm; (C) the determination by the Independent Accounting Firm, as set forth in a written notice to Madden and Seller (which written notice shall include a Revised Closing Date Balance Sheet),

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

     shall, subject to the provisions of Section 2.3(a)(iii), be final, binding and conclusive on the parties; and (D) the fees and disbursements of the Independent Accounting Firm shall be allocated by the Independent Accounting Firm between Madden and Seller in the same proportion that the aggregate dollar amount of the disputed items submitted to the Independent Accounting Firm that are unsuccessfully disputed by Seller (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed items submitted to the Independent Accounting Firm. By way of illustration, if Seller disputes $500,000 of items, and the Independent Accounting Firm determines that Seller's position is correct as to $400,000 of the disputed items, then Madden would bear 80 percent and Seller would bear 20 percent of such fees and disbursements.

          (iii) Final Closing Date Balance Sheet. The Closing Date Balance Sheet, or, if one has been adopted pursuant to Section 2.3(a)(ii), the Revised Closing Date Balance Sheet, shall be deemed to be final, binding and conclusive on Madden and Seller (the "Final Closing Date Balance Sheet") upon the earliest of (A) the failure of Seller to deliver to Madden the Dispute Notice within thirty (30) days of the Delivery Date; (B) the resolution by Madden and Seller of all disputes, as evidenced by the Revised Closing Date Balance Sheet; and (C) the resolution by the Independent Accounting Firm of all disputes, as evidenced by the Revised Closing Date Balance Sheet. Any adjustment to the Cash Purchase Price based on the Final Closing Date Balance Sheet shall be made in accordance with
     Section 2.3(b).

     (b) Post-Closing Working Capital Adjustment. Upon the Final Closing Date Balance Sheet being deemed final, binding and conclusive pursuant to Section 2.3(a)(iii), an adjustment to the Cash Purchase Price shall be made as follows (the "Post-Closing Working Capital Adjustment"): In the event that the Closing Date Net Working Capital reflected on the Final Closing Date Balance Sheet plus the Additional Working Capital Amount (as defined below) is less than five million five hundred thousand dollars ($5,500,000), then Seller shall be obligated to pay Madden on the Adjustment Payment Date the Working Capital Refund (as defined below) in immediately available funds, at Madden's option, by certified or official bank check or by wire transfer to an account specified, in writing, by Madden; provided, however, that any payments owed by Seller to Madden pursuant to this Section 2.3(b) shall first be satisfied by a deduction from the Holdback Amount. The "Working Capital Refund" means the amount by which the Closing Date Net Working Capital on the Final Closing Date Balance Sheet plus the Additional Working Capital Amount is less than five million five hundred thousand dollars ($5,500,000). Additional Working Capital Amount means an amount equal to the gross profit after royalties on sales of any goods shipped between the Closing Date until and inclusive of February 17, 2006 less five percent (5%) of such sales; provided, however, that (i) such goods were included in the Open Orders File, attached hereto as Exhibit J; (ii) such goods were in the warehouse on or before February 10, 2006; and (iii) such goods had a start ship date at least one (1) day prior to the Closing Date.

                                   ARTICLE III

                                     Closing
                                     -------

     3.1 Closing Date. Subject to the fulfillment or waiver by the beneficiary thereof of the agreements and conditions precedent set forth in Articles IX and X, the closing of the transactions contemplated hereby (the "Closing") shall be held on February 7, 2006, assuming the satisfaction or waiver of all conditions to closing set forth in Articles IX and X of this Agreement, at 10:00 a.m., prevailing local time, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, or on such other date or at such other time or place as may be agreed to in writing by Madden and Seller. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

     3.2 Certain Actions at Closing. At the Closing:

     (a) Seller shall deliver, or cause to be delivered, to Madden stock certificates representing all of the Company Shares, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer;

     (b) to the extent not previously executed and/or delivered to Madden, Seller shall execute and/or deliver to Madden, or cause to be executed and/or delivered to Madden, each of the Transaction Documents and any other document, certificate or other instrument required to be executed and/or delivered by Seller and each of the Companies under this Agreement at or prior to the Closing;

     (c) to the extent not previously executed and/or delivered to Seller, Madden shall execute and/or deliver to Seller, each of the Transaction Documents and any other document, certificate or other instrument required to be executed and/or delivered by Madden under this Agreement at or prior to the Closing; and

     (d) Seller shall be liable for and shall pay all stamp, transfer and similar Taxes, direct or indirect, if any, attributable to the transfer of the Company Shares and, in connection therewith, shall affix any necessary transfer stamps to the stock certificates (or stock transfer powers) evidencing the Company Shares.

                                   ARTICLE IV

                    Representations and Warranties of Seller
                    ----------------------------------------

     Seller hereby represents and warrants to Madden as follows:

     4.1 Organization and Good Standing. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Companies have full corporate power and authority to own or lease their respective properties and to carry on their businesses as they are now being conducted. Each of the Companies is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect.

Copies of the organizational documents of each of the Companies have been delivered to Madden and are true, complete and accurate in all respects. The corporate minutes and corporate records of each of the Companies have been made available to Madden and are true, complete and accurate in all respects. The stock register and transfer records of each of the Companies have been made available to Madden and are true, complete and accurate in all respects. Except as set forth in Section 4.1 of the Disclosure Schedule, neither of the Companies has any direct or indirect subsidiaries and does not own any ownership or equity interest in any Person.

     4.2 Capitalization.

     (a) The capitalization of each of the Companies is as set forth in Section
2.1 of the Disclosure Schedule. The Company Shares are all of the issued and outstanding shares of the Companies and have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. Seller owns, beneficially and of record, and has valid and marketable title to, and the right to transfer to Madden, all of the Company Shares set forth in Section 2.1 of the Disclosure Schedule, free and clear of any and all Encumbrances. At the Closing Madden will own, and will have valid and marketable title to, all of the issued and outstanding shares of capital stock of each of the Companies, free and clear of any and all Encumbrances not created by or with the written consent of Madden. No Person other than Madden has any written or oral agreement, arrangement, understanding or option for, or any right or privilege (whether by law, preemption or contract) that is or is capable of becoming an agreement, arrangement, understanding or option for, the purchase or acquisition from either of the Companies or any Person of any shares of capital stock or other securities of either of the Companies.

     (b) There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities, contracts, arrangements, understanding or commitments that could require either of the Companies to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. None of the issued and outstanding shares of capital stock of either of the Companies has been issued in violation of any rights of any Person or in violation of the registration requirements of any applicable jurisdiction's securities Laws.

     4.3 Authorization.

     (a) Seller has full legal capacity to enter into and carry out Seller's obligations under this Agreement and the other applicable Transaction Documents, and is not under any prohibition or restriction, contractual, statutory or otherwise, against doing so. This Agreement, the Earn-Out Agreement, Seller's Employment Agreement and the Services Agreement have been duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

     (b) The Employment Agreements, the Services Agreement and the Earn-Out Agreement have been duly executed and delivered by the applicable Companies and constitute legal, valid and binding obligations of each of the Companies, enforceable against each of the Companies in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

     4.4 No Conflicts; Consents. Except as set forth in Section 4.4 of the Disclosure Schedule, neither the execution and delivery by Seller or either of the Companies of this Agreement or any of the Transaction Documents to which Seller or either of the Companies is a party, nor the consummation of the transactions contemplated hereby or thereby, will, with or without notice or lapse of time or both, directly or indirectly, (i) conflict with or violate the organizational documents of, or resolutions of the directors or shareholders of, either of the Companies, (ii) conflict with, violate, result in the breach of any term of, result in the acceleration of performance of any obligation under, constitute a default under, give any Person the right to cancel, terminate or modify, or require the consent or approval of or any notice to or filing with any third party or Governmental Body under, (x) any note, mortgage, deed of trust, lease or other agreement or instrument to which Seller or either of the Companies is a party or by which Seller or either of the Companies or any of their respective properties or assets are bound, or (y) any Law, writ, injunction, or License of any Governmental Body having jurisdiction over Seller, either of the Companies or their respective properties or assets, or (iii) create an Encumbrance on any of the shares of capital stock or properties or assets of either of the Companies, including, without limitation, the Company Shares.

     4.5 Financial Statements; Undisclosed Liabilities; Promotions and Allowances; Inventory.

     (a) Except as set forth in Section 4.5(a) of the Disclosure Schedule, the Financial Statements (true, complete and accurate copies of which have been previously delivered to Madden) have been prepared from the books and records of each of the Companies in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the financial condition of each of the Companies as at their respective dates and the results of operations and cash flows of each of the Companies for the periods covered thereby. The statements of operations included in the Financial Statements do not include any item of special or non-recurring income, except as specifically identified therein.

     (b) As of the date of the Balance Sheet, other than those (i) set forth in
Section 4.5(b) of the Disclosure Schedule or (ii) which are reflected or reserved against on the Balance Sheet, neither of the Companies had any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise).

     (c) Section 4.5(c) of the Disclosure Schedule sets forth (i) the material terms of all return, markdown, promotion, co-op advertising and other similar programs and allowances currently offered by each of the Companies to any of their customers and (ii) the amount of the reserve established by each of the Companies as of December 31, 2005, regarding the items described in clause (i).

     (d) Except as set forth in Section 4.5(d) of the Disclosure Schedule, the inventory reflected in the Financial Statements or thereafter acquired has been determined and valued in accordance with GAAP as reflected in the Financial Statements and the books and records of each of the Companies at the lower of cost or market. Except as set forth in Section 4.5(d) of the Disclosure
Schedule: (i) the inventory of each of the Companies is salable, and consists of items which are good and merchantable (as defined in the Uniform Commercial Code of the State of New York) at normal mark-up, in each case in the ordinary course of business consistent with past practice without any material problems; and
(ii) no previously sold inventory is subject to refunds materially in excess of that historically experienced by each of the Companies. All commitments or orders for work-in-process were entered into in the ordinary course of business consistent with pact practice and in a commercially reasonable manner.

     4.6 Taxes.

     (a) Except as set forth in Section 4.6(a) of the Disclosure Schedule, each of the Companies has timely filed with the appropriate taxing authorities all Returns required to be filed by it (taking into account any extension of time to file). The information on such Returns is complete and accurate. Each of the Companies has paid, or, where payment is not yet due, has established an adequate accrual on the Balance Sheet in accordance with GAAP for the payment of, all Taxes (whether or not shown on any Return) due and payable, except for any Taxes that result by reason of a 338(h)(10) Election or analogous elections made pursuant to Section 8.1(b). There are no liens for Taxes (other than for Permitted Encumbrances) upon the properties or assets of either of the Companies.

     (b) Except as set forth in Section 4.6(b) of the Disclosure Schedule, no unpaid (or unreserved in accordance with GAAP) and unresolved deficiencies for Taxes have been claimed, proposed or assessed, in each case in writing, by any taxing authority or other Governmental Body with respect to either of the Companies for any Pre-Closing Period, and there are no pending or, to the Knowledge of Seller and each of the Companies, threatened audits, investigations, claims or assessments for or relating to any liability in respect of Taxes of or with respect to either of the Companies. Neither of the Companies has requested any extension of time within which to file any currently unfiled Returns in respect of any Taxes and no waiver or extension of a statutory period of limitations for the assessment of any Taxes is in effect with respect to either of the Companies.

     (c) Except as set forth in Section 4.6(c) of the Disclosure Schedule, (i) except for any Taxes that result by reason of a 338(h)(10) Election made pursuant to Section 8.1(b), each of the Companies has made or will make provisions for all Taxes payable by it with respect to any Pre-Closing Period which have not been paid prior to the Closing Date; (ii) except for any Taxes that result by reason of a 338(h)(10) Election made pursuant to Section 8.1(b), the provisions for Taxes with respect to each of the Companies for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) all material elections with respect to Taxes affecting either of the Companies as of the date hereof are set forth in

Section 4.6(c)(iv) of the Disclosure Schedule; (v) there are no advance tax rulings in respect of any Tax issued to or pending between or with respect to either of the Companies and any taxing authority or any other written agreements with a Tax authority with regard to any Tax; (vi) the tax year end for each of the Companies is December 31; (vii) neither of the Companies is liable for Taxes of any other Person, and neither is currently under any contractual obligation to or a party to any tax sharing agreement or any other agreement providing for payments by either of the Companies with respect to Taxes; (viii) neither of the Companies is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for income tax purposes; (ix) neither of the Companies has granted any Person a power of attorney with respect to Taxes; (x) neither of the Companies has entered into any sale leaseback or any leveraged lease transaction; (xi) neither of the Companies, as of the Closing Date, has agreed and will not be required, as a result of a change made prior to the Closing Date in method of accounting or otherwise, to include any adjustment under any provision of Hong Kong, U.S., state, local or foreign law in taxable income for any period after the Closing Date; (xii) Section 4.6(c)(xii) of the Disclosure Schedule contains a list of all jurisdictions in which each of the Companies is required to file any Return, and no written claim has ever been made by a taxing authority in a jurisdiction where either of the Companies does not currently file Returns that either of the Companies is or may be subject to taxation by that jurisdiction; (xiii) neither of the Companies has filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person; (xiv) neither of the Companies is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for Federal or state income tax purposes could be affected by the transactions contemplated hereunder; (xv) neither of the Companies has engaged in any transaction for which its participation is required to be disclosed under Treasury Regulation ss. 1.6011-4; and (xvi) since its inception, DMFA has qualified for and has properly had in effect an election (which has not terminated) to be an S corporation within the meaning of Section 1361(a)(1) of the Code (and any corresponding provision of applicable state law), and a copy of such election has been provided to Madden.

     4.7 Real and Personal Property.

     (a) Section 4.7(a)-1 of the Disclosure Schedule contains a complete list by address of all real property owned, leased, operated or used by each of the Companies (collectively, the "Real Property"), indicating the nature of the interest of such Companies therein (collectively, the "Real Property Interests"). No litigation, condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any Real Property is pending or threatened. Each of the Companies has furnished to Madden true, correct and complete copies of all documents relating to the Real Property Interests (collectively, the "Real Property Documents"). There are no oral agreements with respect to any Real Property Interest. Except as set forth in Section 4.7(a)-2 of the Disclosure Schedule, no Real Property Document requires that the consent or approval of any third party be obtained in order to consummate the transactions contemplated by this Agreement, nor do such transactions violate any Real Property Document or cause either of the Companies to be in default under any Real Property Document. Neither of the Companies nor Seller has given or received any notice of default under any Real Property Document, and neither of the Companies is in default thereunder. No option to extend, renew or purchase arising under any Real Property Document has been exercised. No guaranty or other undertaking with respect to the performance of any obligation arising under any Real Property Document has been delivered by either of the Companies. All service, management, leasing and other similar agreements with respect to any Real Property Interest (other than leases of Real Property listed on Section 4.7(a)-1 of the Disclosure Schedule) are terminable upon no more than thirty (30) days' prior notice.

     (b) Except as set forth in Section 4.7(b) of the Disclosure Schedule, each of the Companies has good and insurable (in the case of Real Property Interests) title to all of the properties and assets, real and personal, tangible and intangible, it owns, including those reflected on its books and records and on the Balance Sheet (except those sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice and in a commercially reasonable manner), free and clear of all Encumbrances, except for Permitted Encumbrances. Except as set forth in Section 4.7(b) of the Disclosure Schedule, each of the Companies has a valid and enforceable fee, leasehold, license or other interest in all of the other properties and assets, real or personal, tangible or intangible, which are used in the operation of the business of such Company, free and clear of all Encumbrances, except for Permitted Encumbrances. Except as set forth in Section 4.7(b) of the Disclosure Schedule, none of the properties or assets owned, leased, operated or used by either of the Companies is subject to any lease, sublease, license, sublicense or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

     (c) As used herein, "Permitted Encumbrances" means (i) liens for Taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of each of the Companies; (ii) mechanics', materialmen's, carriers', warehousemen's, landlord's and similar liens securing obligations not yet delinquent or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of each of the Companies; (iii) such imperfections of title, Encumbrances and easements, restrictive covenants and rights of way as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (iv) purchase money Encumbrances securing the purchase price of the related personal property set forth in
Section 4.7(c) of the Disclosure Schedule; and (v) platting, subdivision, zoning, building and other similar legal requirements which are not violated by the building, structures and other improvements located on any real property, whether or not of record.

     4.8 Intellectual Property.

     (a) Except as set forth in Section 4.8(a) of the Disclosure Schedule, each of the Companies owns, or has the valid right to use or license, without Encumbrances, all Intellectual Property Rights as used in its business as presently conducted and as it is expected to be conducted as of the Closing (such Intellectual Property Rights hereinafter referred to as the "Company IP Rights"). The Company IP Rights are sufficient to conduct the business of each of the Companies.

     (b) Except as set forth in Section 4.8(b) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP Rights (the "Company IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Rights or impair the right of either of the Companies or, after the Closing, Madden, to own, use or license any Company IP Rights or portion thereof.

     (c) Except as set forth in Section 4.8(c) of the Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by either of the Companies to any Person for the use by either of the Companies of any Company IP Rights.

     (d) Except as set forth in Section 4.8(d) of the Disclosure Schedule, (i) to the Knowledge of Seller the conduct of the business of each of the Companies, as presently conducted, does not violate or infringe any Intellectual Property Rights of any other Person, and (ii) there is no pending or, to the Knowledge of Seller and each of the Companies, threatened claim or litigation contesting the validity, ownership, registrability, right to use or right to license any Company IP Rights, nor is there any valid or reasonable basis for any such claim, nor has either of the Companies or Seller received any notice asserting that any Company IP Rights or the proposed use, registration or license thereof infringes or otherwise violates, or will infringe or otherwise violate the rights of such Person.

     (e) Except as set forth in Section 4.8(e)(i) of the Disclosure Schedule, each of the Companies has taken all reasonable and practicable steps to safeguard and maintain the secrecy and confidentiality of its trade secrets. Seller has delivered to Madden true, complete and accurate copies of all agreements that any directors, officers, employees or consultants of either of the Companies have executed regarding (i) the protection of proprietary information, and (ii) the assignment to either of the Companies of all Intellectual Property Rights arising from the services performed for either of the Companies by such persons. Except as set forth in Section 4.8(e)(ii) of the Disclosure Schedule, no current or prior directors, officers, employees, consultants or contractors of either of the Companies claim or have a right to claim an ownership interest in any Company IP Rights.

     (f) Section 4.8(f) of the Disclosure Schedule separately lists (i) all licenses and other agreements under which either of the Companies or any Person granted rights by either of the Companies uses any Company IP Rights, and (ii) all licenses and other agreements under which either of the Companies or any Person granted rights by either of the Companies uses any Intellectual Property of any other Person. All such licenses and other agreements are valid, enforceable, in full force and effect, and without breach Known to Seller and will continue to be so without change in any provision or term thereof after the Closing.

     (g) Except as set forth in Section 4.8(g) of the Disclosure Schedule, (i) no notice has been sent, no claim has been made and no action or proceeding has been filed asserting that any Person's use of, or application for, any Intellectual Property Rights infringes upon or otherwise violates any Company IP Rights, and (ii) no Person is infringing upon or otherwise violating any Company IP Rights, or has filed to register any Intellectual Property Rights which, if used by any third party, would infringe upon or otherwise violate the Company IP Rights.

     (h) Section 4.8(h) of the Disclosure Schedule sets forth a list of all patents, trademarks, service marks, trade dress, copyrights, slogans, trade names, and internet domain names comprising the Company IP Rights, including without limitation all registrations and applications for any of the foregoing owned, licensed, used or filed by or on behalf of either of the Companies anywhere in the world. For each trademark listed in Section 4.8(h) of the Disclosure Schedule, identify the trademark, the jurisdiction, the registration/application number, the registrant/applicant, the class, the goods/services, the status (including any rejections and the basis therefor), and the principal terms of any license governing such trademark. All applications, registrations and licenses listed in Section 4.8(h) of the Disclosure Schedule, unless otherwise indicated, are in full force and effect and have not been cancelled, expired, rejected or abandoned. Except as set forth in Section 4.8(d) of the Disclosure Schedule, there is no pending, existing or, to the Knowledge of Seller and each of the Companies, threatened opposition, interference, cancellation, proceeding or other legal or governmental proceeding before any court or Governmental Body against or involving the applications or registrations listed in Section 4.8(h) of the Disclosure Schedule.

     4.9 Contracts and Agreements.

     (a) Section 4.9(a) of the Disclosure Schedule sets forth a true, complete and accurate list of each of the following contracts, agreements, arrangements, instruments or understandings, whether oral or written, to which either of the Companies is a party or by which either of the Companies or its assets or properties are bound, except for purchase orders entered into by the Companies with customers, manufacturers and suppliers in the ordinary course of business consistent with past practice and, in the case of purchase orders with manufacturers and suppliers, on the forms of purchase order previously provided to Madden (collectively, the "Contracts"):

          (i) each employment and other similar agreement with any Person retained by either of the Companies as an employee or "leased employee" (within the meaning of Section 414(n) or (o) of the Code or other similar
     Law) providing for compensation, severance or a fixed term of employment in respect of services performed by any employee or "leased employee" of either of the Companies;

          (ii) each management, consulting, independent contractor, subcontractor, retainer or other similar type of agreement under which services are provided by any Person to either of the Companies with a term of more than one (1) year or requiring payments in excess of $50,000 per annum or $75,000 in the aggregate;

          (iii) each other agreement or commitment for services and supplies (other than Company Products) provided by any other Person to either of the Companies with a term of more than one (1) year or requiring payments in excess of $50,000 per annum or $75,000 in the aggregate;

          (iv) each agreement with sales or commission agents or sales representatives with a term of more than one (1) year or requiring payments in excess of $50,000 per annum or $75,000 in the aggregate;

          (v) each agreement or commitment for the supply of products (other than Company Products) or services by either of the Companies to any other Person with a term of more than one (1) year (other than those that are terminable upon not more than thirty (30) days' notice by the applicable Companies without penalty) or involving payments in excess of $50,000 per annum or $75,000 in the aggregate;

          (vi) each agreement that restricts in any material manner the operation of the business of either of the Companies as presently conducted, including each agreement that restricts the ability of either of the Companies to conduct business in any geographic or product market, to buy or sell particular goods or services, to buy or sell goods or services from any other Person or to solicit customers, employees or other service providers;

          (vii) each agreement with any officer or director of either of the Companies;

          (viii) each agreement with an Affiliated Person or with any entity in which an officer or director of either of the Companies holds an interest;

          (ix) each lease (as lessor, lessee, sublessor or sublessee) of any real property;

          (x) each lease (as lessor, lessee, sublessor or sublessee) of any tangible personal property requiring payment during its term or any extension or renewal thereof in excess of $50,000;

          (xi) each license (as licensor, licensee, sublicensor or sublicensee) of any Intellectual Property Rights (other than licenses of commercially available, "packaged, off the shelf," shrink-wrap or click-through computer software), including, without limitation, each license relating to any Company Products;

          (xii) each agreement under which any money has been or may be borrowed or loaned, or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed, and each guaranty (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person;

          (xiii) each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease;

          (xiv) each partnership, joint venture or similar agreement;

          (xv) each agreement relating to securities of either of the Companies, including shareholder agreements, voting agreements, and any agreements granting preferential rights to acquire securities of either of the Companies or containing restrictions with respect to the payment of dividends or other distributions in respect of the capital stock or securities of either of the Companies;

          (xvi) each agreement or commitment to make unpaid capital expenditures in excess of $10,000;

          (xvii) each agreement containing a change of control provision;

          (xviii) each manufacturing, distribution or sourcing agreement or arrangement;

          (xix) each agreement or other arrangement pursuant to which either of the Companies is obligated to accept returned merchandise or grant credit for unsold merchandise other than as set forth in standard form, non-negotiated purchase orders or confirmations;

          (xx) each agreement or other arrangement relating to any EDI or similar programs;

          (xxi) each agreement or other arrangement providing for the development of software for, or license of software (other than off-the-shelf, shrink-wrap, or click-through software applications) or Intellectual Property Rights to, either of the Companies, which software or Intellectual Property Rights are used or incorporated in any of the Company Products, including rights of publicity;

          (xxii) each agreement with respect to any Company IP Rights;

          (xxiii) each agreement or arrangement with respect to advertising (including co-op advertising), marketing or any concept shops or in-store sales environments (i.e. shop in shops) for any Company Product;

          (xxiv) each agreement that obligates either of the Companies to indemnify a third party; and

          (xxv) each other agreement (or group of related agreements) having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable upon not more than thirty (30) days' notice by either of the Companies without penalty) or requiring payments in excess of $50,000 per year or $75,000 in the aggregate or the loss of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Complete copies of all written (and summaries of all oral) Contracts required to be disclosed pursuant to this Section 4.9(a) have been previously delivered to Madden.

     (b) Each of the Contracts is legal, valid, binding and in full force and effect and is enforceable by the applicable Companies in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity. Except as set forth in Section 4.9(b) of the Disclosure Schedule, each of the Companies is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts, and, to the Knowledge of Seller and each of the Companies, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts.

     4.10 Insurance. All insurance policies currently maintained by each of the Companies, or under which either of the Companies is insured, are accurately listed in Section 4.10 of the Disclosure Schedule and complete copies of such policies have been previously delivered to Madden. Each such insurance policy is in full force and effect (and to the Knowledge of Seller and each of the Companies, free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. There are no pending claims with respect to either of the Companies or their properties or assets under any such insurance policy. Neither Seller nor either of the Companies has received notice of cancellation or non-renewal of any such policy. The transactions contemplated by this Agreement will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

     4.11 Litigation. Except as set forth in Section 4.11 of the Disclosure Schedule, and except with respect to environmental matters (which are addressed in Section 4.16 of this Agreement), there is no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding pending or, to the Knowledge of Seller and each of the Companies, threatened against Seller or either of the Companies or any of their respective properties or assets, or any director, officer or employee of either of the Companies, in his or her capacity as such, and each of the Companies is not identified as a party subject to any restrictions or limitations under any judgment, order or decree of any Governmental Body.

     4.12 Condition and Sufficiency of Assets. The properties and assets owned, leased, operated and used by each of the Companies in the conduct or operation of its business are, taken as a whole, in good operating condition and repair, are suitable for the purposes for which they are used and are all of the properties and assets necessary for the conduct and operation of the businesses of the Companies as currently conducted.

     4.13 Compliance with Law; Licenses; Customs.

     (a) Except as set forth in Section 4.13(a) of the Disclosure Schedule, each of the Companies is and has been in compliance in all material respects with all applicable Laws governing the conduct or operation of its business, and with all of its Licenses. Neither of the Companies nor Seller has received any written notice of any violation of any such Law or License, and to the Knowledge of Seller and each of the Companies, no such violation has been threatened.

     (b) All governmental licenses, approvals, authorizations, registrations, consents, orders, certificates, decrees, franchises and permits (collectively, "Licenses") of each of the Companies are listed in Section 4.13(b) of the Disclosure Schedule. The Licenses are all of the Licenses necessary for the ownership and operation of the properties and assets of each of the Companies, the manufacturing, marketing, sale and distribution of the Company Products by each of the Companies and the conduct and operation of their businesses. Such Licenses are in full force and effect, and no proceeding is pending or, to the Knowledge of Seller and each of the Companies, threatened, seeking the revocation or limitation of any such License. To the Knowledge of Seller and each of the Companies, there exists no state of facts which could cause any Governmental Body to limit, revoke or fail to renew any License related to or in connection with any business as currently conducted or operated by either of the Companies.

     (c) Except as set forth in Section 4.13(c) of the Disclosure Schedule, neither of the Companies is the importer of record for any product.

     (d) Notwithstanding and in addition to the foregoing, each of the Companies and, to the Knowledge of Seller and each of the Companies, the employees, agents and representatives of each of the Companies are, and at all times have been, in compliance in all material respects with all applicable Laws and regulations relating to importing and exporting, customs and national and international trade with respect to business conducted by each of the Companies or for which either of the Companies could be held liable, including, without limitation, the accuracy of all statements and representations made to any Governmental Body (including the U.S. Customs Service, the U.S. Department of Homeland Security, the U.S. Federal Trade Commission, and the U.S. Consumer Products Safety Commission), the timely and accurate filing of all reports, schedules and forms required to be filed with any Governmental Body and the timely and accurate reporting and payment of all duties, taxes, fees, payments or other governmental obligations.

     (e) Each of the Companies and, to the Knowledge of Seller and each of the Companies, the employees, agents and representatives of each of the Companies have not provided any assistance, directly or indirectly, to the maker of any goods either of the Companies has imported, including, without limitation, equipment or materials, which assistance would be subject to a duty, tax, fee or other payment, other than such assistance which has been fully and accurately disclosed to the appropriate Governmental Bodies and for which such duty, tax, fee or other payment has been fully paid.

     (f) Each of the Companies and, to the Knowledge of Seller and each of the Companies, the employees, agents and representatives of each of the Companies have accurately prepared and maintained in all material respects all records with respect to the business conducted by each of the Companies or for which either of the Companies could be held liable relating to importing and exporting, customs and international trade, as required by Law.

     (g) Section 4.13(g) of the Disclosure Schedule sets forth all liabilities or obligations owing by either of the Companies or, to the Knowledge of Seller and each of the Companies, the employees, agents or representatives of either of the Companies to the U.S. Customs Service or any Governmental Body in connection with the purchase, importation or attempted importation of any product by either of the Companies or for which either of the Companies could be held liable, including but not limited to: duties, taxes, fees and interest thereon; liquidated damages; penalties; claims and assessments (whether actual or potential and whether or not yet asserted by the U.S. Customs Service, any Governmental Body or some third party).

     (h) Neither of the Companies nor Seller has received written notice of any pending audits, inquiries, investigations, claims, notices or demands for duties, fines, penalties, seizures, forfeitures, or liquidated damages by any Governmental Body (including but not limited to the U.S. Customs Service, U.S. Department of Homeland Security, U.S. Federal Trade Commission, U.S. Consumer Products Safety Commission, U.S. Department of Justice, any Office of the U.S. Attorney or any other agency of the U.S. government) arising out of any transactions or importation of merchandise by or for either of the Companies and, to the Knowledge of Seller and each of the Companies, neither of the Companies has committed any acts or omissions which could give rise to any such inquiry, investigation, claim, notice or demand.

     4.14 Employees.

     (a) Section 4.14(a) of the Disclosure Schedule sets forth, as of January 27, 2005, a true, correct and complete list of all of the employees, officers, independent contractors and consultants of each of the Companies, and with respect to each such employee, officer, independent contractor and consultant, such individual's: (i) base salary, (ii) guaranteed bonus, (iii) 2005 discretionary bonus, (iv) all other compensation and perquisites (including, without limitation, incentive compensation, fees or other remuneration) received by such individual in the immediately preceding fiscal year of the applicable Company, (v) accrued vacation, (vi) current title, (vii) date of hire, and
(viii) outstanding loans to such individuals.

     (b) Except as set forth in Section 4.14(b) of the Disclosure Schedule, each of the Companies (i) is and has been in compliance in all material respects with all applicable Laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of each of the Companies, workplace practices, and terms and conditions of employment with such Companies or retention by such Companies, including all such Laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and (ii) has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Law or Governmental Body. Neither of the Companies is engaged in any unfair labor practice.

     (c) No collective bargaining agreement with respect to the business of either of the Companies is currently in effect or being negotiated. Neither of the Companies has any obligation to negotiate any other collective bargaining agreement, and, to the Knowledge of Seller and each of the Companies, no employees of either of the Companies desire to be covered by a collective bargaining agreement.

     (d) Each of the Companies generally has good relationships with its employees. No strike, slowdown or work stoppage is occurring or has occurred since the inception of either of the Companies nor, to the Knowledge of Seller and each of the Companies, is threatened or has been threatened within the one-year period prior to the date hereof, with respect to the employees of either of the Companies.

     (e) Each of the Companies has withheld for all periods all required amounts from its employees, including, without limitation, for employee income tax withholding, social security and unemployment taxes in compliance with applicable law. Federal, state, local and foreign returns, as required by applicable law, have been filed by each of the Companies for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereof to be due and payable have been paid, together with any interest and penalties that are due as a result of the failure of either of the Companies to file such returns when due and pay when due the amounts shown thereon to be due.

     (f) Section 4.14(f) of the Disclosure Schedule accurately sets forth all severance or continuing payment obligations of each of the Companies, as well as all unpaid severance or continuing payments of any kind (other than pursuant to a plan or program described in Section 4.15) which are due or claimed in writing to be due from either of the Companies to any Person whose employment with either of the Companies was terminated.

     (g) Section 4.14(g) of the Disclosure Schedule accurately sets forth each of the Companies' policies with respect to accrued, but unused, vacation time.

     (h) Except as set forth in Section 4.14(h) of the Disclosure Schedule, each employee of each of the Companies is employed on an at-will basis and neither Seller nor either of the Companies has any written or oral agreements with any employees of either of the Companies regarding continued employment or terms of employment subsequent to the date hereof or the Closing Date, or which would otherwise interfere with the ability to discharge such employees. Neither Seller nor either of the Companies has made any written or oral statements, promises or representations or distributed any written material to any of its shareholders, directors, officers, employees, consultants, independent contractors, agents, representatives or other personnel that any of such persons will continue to be employed or engaged by either of the Companies or will receive any particular benefits subsequent to the date hereof or the Closing Date. To the Knowledge of Seller and each of the Companies, no key employee and no group of employees of either of the Companies has any plans to terminate or modify their status as an employee or employees of either of the Companies (including upon consummation of the transactions contemplated hereby), except as contemplated by the Employment Agreements.

     (i) Section 4.14(i) of the Disclosure Schedule contains the most recent reports in the possession of each of the Companies with respect to the compliance with Laws by contractors, manufacturers or suppliers of either of the Companies. To the Knowledge of Seller and each of the Companies, except as set forth in Section 4.14(i) of the Disclosure Schedule, no contractor, manufacturer or supplier used by or under contract with either of the Companies is in material violation of any Law relating to labor or employment matters.

     4.15 Employee Benefit Plans.

     (a) Section 4.15(a) of the Disclosure Schedule lists all Employee Benefit Plans. "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof), of either of the Companies or any ERISA Affiliate, which are now, or within the last six (6) years were, maintained by either of the Companies or any ERISA Affiliate, or with respect to which either of the Companies or any ERISA Affiliate has or may have any liability, including but not limited to any obligation to contribute, including all employee pension, profit-sharing, savings, retirement, incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, life, accident or other insurance, stock purchase, stock option, stock appreciation right, phantom stock, restricted stock or other equity-based compensation plans, and any other plans, policies, programs, practices or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than either of the Companies that, together with either of the Companies, is or could reasonably be expected to be deemed to be a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or in the case of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, of an affiliated service group within the meaning of Section 414(m) of the Code.

     (b) Each of the Companies has delivered to Madden true and complete copies of (A) with respect to each Employee Benefit Plan, (i) such Employee Benefit Plan including all amendments and written summaries of any unwritten plan or amendment, and related trust agreements, insurance and other contracts (including policies), (ii) the summary plan description and all summaries of material modifications, and all material communications distributed to the participants of such Employee Benefit Plan (and written summaries of any other communications that were not written), (iii) to the extent applicable, the three
(3) most recent annual reports on Form 5500 with accompanying schedules and attachments, (iv) to the extent applicable, the most recent IRS opinion or determination letter, (v) to the extent applicable, audited financial statements and actuarial valuation reports, (vi) to the extent applicable, nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests), and (vii) forms or written communications explaining employee and related beneficiaries rights under Part 6 of Subtitle B of Title I of ERISA and
Section 4980B of the Code ("COBRA"), or certifying group health insurance coverage pursuant to Part 7 of Subtitle B of Title I of ERISA and Chapter 100 of the Code ("HIPAA"); (B) any communications or election forms sent to employees or participants in any Employee Benefit Plan or other individuals regarding compliance with Section 409A of the Code, and a written description of any measures that either of the Companies has taken to address Section 409A compliance; and (C) all procedures and policies relating to the employment of employees of either of the Companies and the use of temporary employees and independent contractors by either of the Companies (including written summaries of any procedures and policies that are unwritten).

     (c) Neither of the Companies nor any ERISA Affiliate maintains or contributes to or has ever maintained or contributed to an Employee Benefit Plan (including, without limitation, any "multiemployer plan" within the meaning of Section 3(37) of ERISA) subject to Title IV or Section 302 of ERISA and Section 412 of the Code, and no condition exists or is reasonably likely to exist as a result of which either of the Companies could have any liability under any such sections.

     (d) No event has occurred in connection with which either of the Companies or any Employee Benefit Plan, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law or governmental order applicable to any Employee Benefit Plan, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which either of the Companies or any ERISA Affiliate has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

     (e) Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS, has timely adopted all amendments required for continued plan qualification and nothing has occurred and no circumstances exist that could cause the disqualification of any such Employee Benefit Plan. Each Employee Benefit Plan is and has been maintained in form and operation in compliance with its terms and all applicable Laws, including, without limitation, ERISA and the Code. As of and including the date of the Closing, each of the Companies shall have made all contributions required to be made by it up to and including the date of the Closing with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be properly reflected on the books of each of the Companies. All notices, filings and disclosures required by ERISA and the Code (including notices under Section 4980B and Sections 9801-9805 of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA) have been timely made.

     (f) With respect to each Employee Benefit Plan, (i) no "party in interest" or "disqualified person" (as defined in Section 3(14) of ERISA or Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject Madden, either of the Companies or Seller, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

     (g) Each Employee Benefit Plan may, by its terms, be amended or terminated at any time, and no additional liabilities to either of the Companies or to such plan will arise on account of any such termination (including, but not limited to, retrospective premium adjustments or early cancellation penalties).

     (h) There are no actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and to the Knowledge of Seller and each of the Companies, there are no facts that could give rise to any such actions, claims, lawsuits or arbitrations.

     (i) Each Employee Benefit Plan which is a "welfare plan" within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured; neither of the Companies is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

     (j) No Employee Benefit Plan provides for medical or health benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment, except as may be required by COBRA or any other similar law. There has been no communication to any person providing services to either of the Companies that could reasonably be expected to promise or grant any such person any retiree health or life insurance or any retiree death benefits, except as required by COBRA or any other similar law.

     (k) No Employee Benefit Plan is a "multiple employer plan" as described in
Section 3(40) of ERISA or Section 413(c) of the Code.

     (l) Neither of the Companies has proposed, announced or agreed to create any additional Employee Benefit Plans or to amend or modify any Employee Benefit Plan.

     (m) The consummation of the transactions contemplated by this Agreement, either alone or in combination with any other event, will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of either of the Companies,
(ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of either of the Companies,
(iii) any acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of either of the Companies, or (iv) any "parachute payment" under Section 280G of the Code, whether or not such amount may be considered reasonable compensation for personal services rendered.

     (n) There are no pending or threatened investigations by any Governmental Body involving or relating to any Employee Benefit Plan or pending claims (except for routine claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against any Employee Benefit Plan, either of the Companies, Seller, or any fiduciary or trustee of any Employee Benefit Plan, nor, to the Knowledge of Seller and each of the Companies, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding.

     (o) No condition exists as a result of which either of the Companies could have any material liability, whether actual or contingent, including any obligation under any Employee Benefit Plan, as a result of or arising out of any misclassification of any person performing services for either of the Companies as an independent contractor or as the employee of a third party rather than as an employee of either of the Companies.

     (p) Section 4.15(p) of the Disclosure Schedule sets forth annual costs for the last calendar year associated with the maintenance of each Employee Benefit Plan, including, without limitation, annual premiums and contributions.

     (q) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Common Stock.

     (r) No Employee Benefit Plan covers any non-U.S. employees.

     (s) No Employee Benefit Plan, other than a pension or defined contribution plan, is funded through a trust intended to be exempt from tax pursuant to
Section 501 of the Code.

     4.16 Environmental Matters. Except as set forth in Section 4.16 of the Disclosure Schedule:

     (a) each of the Companies is and has been in compliance in all material respects with all applicable Environmental Laws;

     (b) no Environmental Claims have been asserted against either of the Companies or Seller, nor does either of the Companies or Seller have Knowledge or notice of any pending or threatened Environmental Claim against either of the Companies or Seller;

     (c) there has been no Release of a Hazardous Material at or from any real property owned or leased by either of the Companies that would subject either of the Companies to liability under any Environmental Law, nor has either of the Companies or Seller received written notice that it is a potentially responsible party under any Environmental Law; and

     (d) neither of the Companies has managed, handled, generated, manufactured, refined, recycled, discharged, emitted, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Substance, except in compliance with all Environmental Laws.

     4.17 Bank Accounts and Powers of Attorney. Section 4.17 of the Disclosure Schedule sets forth the name of each bank in which each of the Companies has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box, and the names of all Persons authorized to draw thereon or have access thereto. Except as set forth in Section 4.17 of the Disclosure Schedule, no Person holds any power of attorney from either of the Companies.

     4.18 Absence of Certain Changes. Since the date of the Balance Sheet, each of the Companies has operated its business in the ordinary course consistent with past practice and in a commercially reasonable manner, and has maintained its relationships with customers, vendors, suppliers, employees, agents and others in a commercially reasonable manner, and there has not occurred any event, development or change, and no facts or circumstances exist, which, individually or in the aggregate, have had or could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the immediately preceding sentences and except as set forth in Section 4.18 of the Disclosure Schedule, since that date, neither of the Companies has:

          (i) amended or otherwise modified its organizational documents or altered, through merger, liquidation, reorganization, restructuring or in any other fashion, its corporate structure or ownership;

          (ii) issued or sold, or authorized for issuance or sale, or granted any options or made other agreements, arrangements or understandings of the type referred to in Section 4.2(b) with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

          (iii) mortgaged, pledged or granted any security interest in any of its assets, except Permitted Encumbrances and security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which, solely with respect to conditional sales contracts and capital leases, there exists an aggregate future liability not in excess of $50,000 per contract or lease (which amount was not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

          (iv) declared, set aside, made or paid any dividend or other distribution to any holder with respect to its capital stock or other securities except for the distributions to Seller noted in Section 4.5(b) of the Disclosure Schedule;

          (v) redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or other securities;

          (vi) increased the compensation of any of its non-executive employees, except in the ordinary course of business consistent with past practice and in a commercially reasonable manner, or increased the compensation of any of its executive officers, except for bonuses disclosed in Section 4.5(b) of the Disclosure Schedule;

          (vii) adopted or, except as required by Law, amended, any Employee Benefit Plan;

          (viii) extended, terminated or modified any Contract, permitted any renewal notice period or option period to lapse with respect to any Contract or received any written notice of termination of any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

          (ix) incurred or assumed any indebtedness for borrowed money or guaranteed any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection and the factoring of receivables, in each case in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (x) incurred any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise), except for liabilities (including, without limitation, the factoring of receivables) incurred in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (xi) incurred any liability, debt or obligation (whether absolute, accrued, contingent or otherwise) to or of any Affiliated Person, or made any Affiliate Loans;

          (xii) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied during such period in accordance with their original terms;

          (xiii) paid any obligation or liability (absolute, accrued, contingent or otherwise), whether due or to become due, except for any current liabilities and the current portion of any long term liabilities shown on the Financial Statements or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice and in a commercially reasonable manner, except as noted in Section 4.5(b) of the Disclosure Schedule;

          (xiv) sold, transferred, leased to others or otherwise disposed of any assets having a fair market value in excess of $50,000, except sales of inventory and dispositions of obsolete assets no longer used or useful in the business of the Company, in each case in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (xv) cancelled, waived or compromised any debt or claim;

          (xvi) suffered any damage or destruction to, loss of, or condemnation or eminent domain proceeding relating to any of its tangible properties or assets (whether or not covered by insurance);

          (xvii) lost the employment services of any employee whose annual salary exceeded $50,000;

          (xviii) made any loan or advance to any Person, other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (xix) purchased or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise or Person;

          (xx) made capital expenditures or capital additions or betterments in amounts which exceeded $10,000 in the aggregate;

          (xxi) changed its method of accounting or its accounting principles or practices, including any policies or practices with respect to the establishment of reserves for work-in-process and accounts receivable, utilized in the preparation of the Financial Statements, other than as required by GAAP;

          (xxii) instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Body relating to it or any of its properties or assets;

          (xxiii) made any new elections or changed any current elections with respect to its Taxes;

          (xxiv) entered into any transaction with any Affiliated Person, other than the Employment Agreements; (xxv) entered into any agreements, commitments or contracts, except those made in the ordinary course of business consistent with past practice and in a commercially reasonable manner; or

          (xxvi) entered into any agreement or commitment to do any of the foregoing.

     4.19 Books and Records. The books and records of each of the Companies with respect to each of the Companies, its operations, employees and properties have been maintained in the usual, regular and ordinary manner, all entries with respect thereto have been accurately made in all material respects, and all transactions involving either of the Companies have been accurately accounted for in all material respects.

     4.20 Transactions with Affiliated Persons. Except (i) for employment relationships between either of the Companies and employees of such Companies,
(ii) for remuneration by either of the Companies for services rendered as a director, officer or employee of either of the Companies, or (iii) as set forth in Section 4.20 of the Disclosure Schedule, (A) neither of the Companies has, and has not since its inception, in the ordinary course of business consistent with past practice or otherwise, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, any Affiliated Person; (B) neither of the Companies owes any amount to any Affiliated Person, except for the reimbursement of travel, business, entertainment and other business expenses to officers and employees of the Company in the ordinary course of business consistent with past practice and in accordance with the Company's existing policies and procedures; (C) no Affiliated Person owes any amount to either of the Companies; and (D) no part of the property or assets of any Affiliated Person is used by either of the Companies in the conduct or operation of its business.

     4.21 Customer and Supplier Relationships.

     (a) Section 4.21(a) of the Disclosure Schedule lists the ten (10) largest customers of each of the Companies for the fiscal years ended December 31, 2004 and 2005. Except as set forth in Section 4.21(a) of the Disclosure Schedule, to the Knowledge of Seller and each of the Companies, there are no facts or circumstances (including the consummation of the transactions contemplated hereby) that are likely to result in the loss of any one customer or group of customers of either of the Companies or a material adverse change in the relationship of either of the Companies with such a customer or group of customers. Each of the Companies generally has a good relationship with each of its ten (10) largest customers.

     (b) Section 4.21(b) of the Disclosure Schedule lists the top ten (10) largest suppliers of products to each of the Companies for the fiscal years ended December 31, 2004 and 2005. Except as set forth in Section 4.21(b) of the Disclosure Schedule, to the Knowledge of Seller and each of the Companies, there are no facts or circumstances (including the consummation of the transactions contemplated hereby) that are likely to result in the loss of any one supplier or group of suppliers of either of the Companies or a material adverse change in the relationship of either of the Companies with such a supplier or group of suppliers. Each of the Companies generally has a good relationship with each of its ten (10) largest suppliers.

     4.22 Absence of Certain Business Practices. Neither Seller nor either of the Companies, nor any of their directors or officers, nor, to the Knowledge of Seller and each of the Companies, the employees or agents of either of the Companies, have, directly or indirectly, (a) made any contribution or gift which contribution or gift is in violation of any applicable Law, (b) made any bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of either of the Companies or any Affiliated Person of either of the Companies, or (iv) in violation of any Law or legal requirement, or (c) established or maintained any fund or asset of either of the Companies that has not been recorded in the books and records of either of the Companies.

     4.23 Brokers and Finders. Except as set forth in Section 4.23 of the Disclosure Schedule, no broker, finder or investment advisor has been engaged by Seller or either of the Companies in connection with the transactions contemplated by this Agreement. Seller (and not the Companies) shall be responsible for and shall pay all fees, commissions and costs of any such broker, finder or investment advisor.

     4.24 Restrictions on Business Activities. Except as set forth in Section
4.24 of the Disclosure Schedule, there is no judgment, injunction, order or decree binding upon either of the Companies or Seller or, to the Knowledge of Seller and each of the Companies, threatened, that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of either of the Companies as currently conducted or any business practice of either of the Companies, including the acquisition of property, the sale of products, the provision of services, the hiring of employees, and the solicitation of customers, in each case either individually or in the aggregate.

     4.25 Payables. Except as set forth in Section 4.25 of the Disclosure Schedule, all accounts payable of each of the Companies have arisen in the ordinary course of business consistent with past practice. All items which are required by GAAP to be reflected as payables in the Financial Statements and on the books and records of the Company are so reflected and have been recorded in accordance with GAAP and in a commercially reasonable manner. There has been no material adverse change since December 31, 2005 in the amount or delinquency of accounts payable of either of the Companies, either individually or in the aggregate.

     4.26 Receivables. Except as set forth in Section 4.26 of the Disclosure Schedule, all accounts receivable of each of the Companies have arisen in the ordinary course of business consistent with past practice, represent valid obligations to each of the Companies arising from bona fide transactions, and, to the Knowledge of Seller and each of the Companies, are not subject to claims, set-off, or other defenses or counterclaims. All items which are required by GAAP to be reflected as receivables in the Financial Statements and on the books and records of either of the Companies are so reflected and have been recorded in accordance with GAAP and in a commercially reasonable manner.

     4.27 Business Relations. Other than as set forth in Section 4.27 of the Disclosure Schedule, (i) neither of the Companies is required to provide any bonding or any other financial security arrangements in connection with any transaction with any customer or supplier, (ii) since December 31, 2004, neither of the Companies nor Seller has received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of any materials or products used in the business of either of the Companies, nor do any of them have reason to believe that any such disruption will occur in connection with the business of either of the Companies, and (iii) there are no sole source suppliers of goods, equipment or services used by either of the Companies (other than public utilities) with respect to which practical alternative sources of supply are unavailable.

     4.28 Disclosure. No representation or warranty by Seller contained in this Agreement or any Transaction Document or any statement or certificate furnished by Seller to Madden or its representatives in connection herewith or therewith or pursuant hereto or thereto contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein or therein contained, in the light of the circumstances in which they were made, not misleading. There is no fact or circumstance known to Seller which could be reasonably expected to have a Material Adverse Effect.

                                    ARTICLE V

                    Representations and Warranties of Madden
                    ----------------------------------------

     Madden represents and warrants to Seller as follows:

     5.1 Organization and Good Standing. Madden is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and carry out its obligations under this Agreement.

     5.2 Authorization. The execution and delivery by Madden of this Agreement and the other Transaction Documents to which Madden is a party have been duly authorized by all necessary corporate action required on the part of Madden. This Agreement and the other Transaction Documents to which Madden is a party have been duly executed and delivered by Madden and constitute legal, valid and binding obligations of Madden, enforceable against Madden in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

     5.3 No Conflicts; Consents. Neither the execution and delivery by Madden of this Agreement or any of the Transaction Documents to which Madden is a party nor the consummation by Madden of the transactions contemplated hereby or thereby will (i) conflict with or violate the charter or by-laws of Madden, or
(ii) conflict with, violate, result in the breach of any term of, constitute a default under or require the consent or approval of, or any notice to or filing with any Person under, any note, mortgage, deed of trust or other agreement or instrument to which Madden is a party or by which Madden is bound, or any Law, writ or injunction of any Governmental Body having jurisdiction over Madden, except with respect to clause (ii) where such conflict, violation, breach or default, or the failure to obtain such consent or approval, give such notice or make such filing, would not materially adversely impair the ability of Madden to consummate the transactions contemplated hereby.

     5.4 Litigation. No lawsuit, governmental investigation or legal, administrative, or arbitration action or proceeding is pending or, to the Knowledge of Madden, threatened against Madden, or any director, officer or employee of Madden in his or her capacity as such, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby.

     5.5 Brokers and Finders. Except as set forth in Section 5.5 of the Madden Disclosure Schedule, no broker, finder or financial advisor has been engaged by Madden in connection with the transactions contemplated by this Agreement. Madden shall be responsible for and shall pay all fees, commissions and costs of any such broker, finder or financial advisor.

     5.6 Investment Intent. Madden is acquiring all of the Company Shares for its own account and for investment purposes and not with a view to the sale or other distribution of any of the Company Shares.

                                   ARTICLE VI

                               Covenants of Seller
                               -------------------

     Seller hereby covenants and agrees as follows:

     6.1 Ordinary Course. From the date hereof until the Closing, other than as contemplated by this Agreement or as set forth in Section 6.1 of the Disclosure Schedule, Seller will (a) cause each of the Companies to (i) maintain its corporate existence in good standing, (ii) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, use good faith commercially reasonable efforts to keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (iii) maintain the lines of business of each of the Companies, and (iv) in all respects conduct its business in the usual and ordinary course consistent with past practice and in a commercially reasonable manner, without a material change in current operational policies, subject, in each case, to the restrictions set forth in Section 6.2, and (b) permit Madden, its accountants, its legal counsel and its other representatives reasonable access to the management, accountants, legal counsel, minute books and stock transfer records, other books and records, contracts, agreements, properties and operations of each of the Companies at all reasonable times upon reasonable notice (provided that all such parties shall be subject to the terms of the Confidentiality Agreement).

     6.2 Conduct of Business. From the date hereof until the Closing, other than as contemplated by this Agreement or as set forth in Section 6.2 of the Disclosure Schedule, Seller will cause each of the Companies not to do any of the following without the prior written consent of Madden:

          (i) amend or otherwise modify its organizational documents or alter, through merger, liquidation, reorganization, restructuring or in any other fashion, its corporate structure or ownership;

          (ii) other than pursuant to Section 2.1, issue or sell, or authorize for issuance or sale, or grant any options or make other agreements, arrangements or understandings of the type referred to in Section 4.2(b) with respect to, any shares of its capital stock or any other of its securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

          (iii) mortgage, pledge or grant any security interest in any of its assets, except Permitted Encumbrances and security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which, solely with respect to conditional sales contracts and capital leases, there exists an aggregate future liability not in excess of $50,000 per contract or lease (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

          (iv) declare, set aside, make or pay any dividend or other distribution to any holder with respect to its capital stock or other securities except as disclosed in Section 4.5(b) of the Disclosure Schedule;

          (v) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

          (vi) increase the compensation of any of its non-executive employees, except in the ordinary course of business consistent with past practice and in a commercially reasonable manner, or increase the compensation of any of its executive officers;

          (vii) adopt or, except as otherwise required by Law, amend, any Employee Benefit Plan or enter into any collective bargaining agreement;

          (viii) extend, terminate or modify any Contract or permit any renewal notice period or option period to lapse with respect to any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

          (ix) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection and the factoring of receivables, in each case in the ordinary course of business consistent with past practice;

          (x) incur any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise), except for liabilities (including, without limitation, the factoring of receivables) incurred in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (xi) incur any liability, debt or obligation (whether absolute, accrued, contingent or otherwise) to or of any Affiliated Person, or make any Affiliate Loans;

          (xii) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

          (xiii) pay any obligation or liability (absolute, accrued, contingent or otherwise), whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities shown on the Financial Statements or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (xiv) sell, transfer, lease to others or otherwise dispose of any of its properties or assets having a fair market value in excess of $50,000, except sales of inventory and dispositions of obsolete assets no longer used or useful in its business, in each case in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (xv) cancel, waive or compromise any debt or claim;

          (xvi) make any loan or advance to any Person, other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice and in a commercially reasonable manner;

          (xvii) purchase or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise or Person;

          (xviii) make capital expenditures or capital additions or betterments in amounts which exceed $5,000 in the aggregate;

          (xix) change its method of accounting or its accounting principles or practices, including any policies or practices with respect to the establishment of reserves for work-in-process, inventory and accounts receivable, utilized in the preparation of the Financial Statements, other than as required by GAAP;

          (xx) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Body relating to it or any of its properties or assets;

          (xxi) make any settlements or new elections, or change any current elections, with respect to its Taxes;

          (xxii) enter into any agreements, commitments or contracts for any real property leases;

          (xxiii) enter into any transaction with any Affiliated Person, other than the Employment Agreements;

          (xxiv) enter into any other agreements, commitments or contracts, except those made in the ordinary course of business consistent with past practice and in a commercially reasonable manner; or

          (xxv) enter into any agreement or commitment to do any of the foregoing.

     6.3 Certain Filings. Seller agrees to make or cause to be made all filings with Governmental Bodies that are required to be made by Seller or by either of the Companies to carry out the transactions contemplated by this Agreement, including as required under any applicable anti-competition Law. Seller agrees to assist, and to cause each of the Companies to assist, Madden in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Body which may be reasonably required of Madden or which Madden may reasonably request in connection with the consummation of the transactions contemplated hereby, including as required under any applicable anti-competition Law.

     6.4 Consents and Approvals. Seller agrees to use its good faith commercially reasonable efforts to obtain, or to cause each of the Companies to obtain, as promptly as practicable, but not later than the Closing in any event, all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

     6.5 Efforts to Satisfy Conditions. Seller agrees to use its good faith commercially reasonable efforts to satisfy the conditions set forth in Article IX.

     6.6 Further Assurances. Seller agrees to execute and deliver, and to cause each of the Companies to execute and deliver, such additional documents and instruments, and to perform such additional acts as Madden may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and to effectuate the intent and purposes hereof.

     6.7 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Seller shall notify Madden in writing of (a) the occurrence or non-occurrence of any fact or event which causes or would be reasonably likely to cause (i) any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) any covenant, condition or agreement of Seller in this Agreement not to be complied with or satisfied in any material respect, and (b) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Seller, or the right of Madden to rely thereon, or the conditions to the obligations of Madden except as provided in the following sentence. If Seller notifies Madden in writing of any matter referred to in the preceding clause (a)(i) or (ii) and Madden nevertheless consummates the transactions contemplated hereby, Madden shall have no claim against Seller for a breach of such representation or warranty, or covenant, condition or agreement, as applicable, based on the information contained in such notification and the provisions of Section 12.2 shall not apply with respect to any such matter. Seller shall give prompt notice in writing to Madden of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by Seller or either of the Companies in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VII

                               Covenants of Madden
                               -------------------

     Madden hereby covenants and agrees as follows:

     7.1 Certain Filings. Madden agrees to make or cause to be made all filings with Governmental Bodies that are required to be made by Madden or its affiliates to carry out the transactions contemplated by this Agreement, including as required under any applicable anti-competition Law. Madden agrees to assist Seller in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Body which may be reasonably required of Seller or which Seller may reasonably request in connection with the consummation of the transactions contemplated hereby, including as required under any applicable anti-competition Law.

     7.2 Efforts to Satisfy Conditions. Madden agrees to use its good faith commercially reasonable efforts to satisfy the conditions set forth in Article X hereof that are within its control.

     7.3 Further Assurances. Madden agrees to execute and deliver such additional documents and instruments, and to perform such additional acts, as Seller may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and to effectuate the intent and purposes hereof.

     7.4 Notification of Certain Matters. Promptly after obtaining knowledge thereof, Madden shall notify Seller of (a) the occurrence or non-occurrence of any fact or event which causes or would be reasonably likely to cause (i) any representation or warranty of Madden contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) any covenant, condition or agreement of Madden in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of Madden to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Madden or Seller's right to rely thereon, or the conditions to the obligations of Seller except as provided in the following sentence. If Madden notifies Seller in writing of any matter referred to in the preceding clause (a)(i) or (ii) and Seller nevertheless consummates the transactions contemplated hereby, Seller shall have no claim against Madden for a breach of such representation or warranty, or covenant, condition or agreement, as applicable, based on the information contained in such notification and the provisions of Section 12.3 shall not apply with respect to any such matter. Madden shall give prompt notice in writing to Seller of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by Madden in connection with the transactions contemplated by this Agreement.

     7.5 Indemnification . Madden shall indemnify and hold harmless Seller from and against any Loss incurred or suffered by Seller as a result of or arising from Seller's (a) limited personal guaranty under that certain Factoring Agreement, dated June 19, 1995, as amended, between DMFA and Wells Fargo Century, Inc. and (b) personal guarantees under the Leases, dated January 7, 2004, and June 22, 2004, respectively, with Ten West Thirty Third Associates with respect to Rooms 600 and 601, respectively, at 4-16 West 33rd Street, New York, New York.

                                  ARTICLE VIII

                            Certain Other Agreements
                            ------------------------

     8.1 Certain Tax Matters. The parties hereby further covenant and agree as follows:

     (a) Tax Returns and Cooperation.

          (i) Seller shall, or shall use good faith commercially reasonable efforts to cause each of the Companies to, prepare and timely file, in a commercially reasonable manner, (x) all Returns and amendments thereto required to be filed by or for each of the Companies for all taxable periods ending on or before the Closing Date. Madden will be given a reasonable opportunity to review and comment on all such Returns required to be filed after the date hereof.

          (ii) Seller shall be liable for all Taxes of each of the Companies for the Pre-Closing Period except for any Taxes that will result by reason of a 338(h)(10) Election or analogous elections made pursuant to Section 8.1(b) (with respect to which Madden will be liable), and all Taxes of Seller for any taxable year or taxable period. Notwithstanding the foregoing, in the case of any taxable period that includes (but does not begin or end on) the Closing Date (a "Straddle Period"), the portion of the Taxes of each of the Companies for such Straddle Period attributable to the period prior to close of the Closing Date shall be treated as Taxes of a Pre-Closing Period for purposes of this Section 8.1(a)(ii). The amount of Straddle Period Taxes of each of the Companies that are treated as Taxes of a Pre-Closing Period shall be computed (x) in the case of income, franchise, sales, or similar taxes, pursuant to an interim closing of the books method by assuming that each of the Companies had a taxable year or period which ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a per-diem basis and (y) in the case of real property Taxes, personal property taxes and similar ad valorem obligations by prorating such Taxes owed for the Straddle Period on a per-diem basis.

          (iii) Each of the Companies shall be liable for any and all Taxes imposed on either of the Companies relating to or apportioned to any taxable year or portion thereof beginning on or after the Closing Date and ending after the Closing Date.

          (iv) Madden and Seller shall each cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns pursuant to this Section 8.1(a) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller (before the Closing) and Madden (after the Closing) shall each cause each of the Companies (A) to retain all books and records with respect to Tax matters pertinent to it relating to any taxable period beginning before the Closing Date until the expiration of the statutory period of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records.

          (v) Madden and Seller further agree, upon request, to use good faith commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby); provided that such certificate or other document does not increase the Tax of Madden or Seller.

     (b) 338(h)(10) Election.

          (i) At the request of Madden, Madden and Seller shall timely make a joint election under Section 338(h)(10) of the Code (a "338(h)(10) Election") with respect to the purchase of the shares of DMFA. Madden and Seller shall, at the request of Madden, make any analogous election with respect to state, local or foreign Taxes, to the extent that such election is separately available. Madden and Seller shall exchange completed and executed copies of (A) IRS Form 8023 and required schedules thereto and (B) to the extent required, any similar forms with respect to state, local or foreign Taxes, which shall in each case be completed in a manner consistent with the Final Allocation (as defined below), as soon after the preparation of the Final Allocation as is reasonably practicable.

          (ii) Unless Madden determines that it will not make a 338(h)(10) Election and provides to Seller written notice thereof, Madden shall, within sixty (60) days of the Closing, determine and provide to Seller the allocation of the purchase price, as determined for United States federal income Tax purposes, among the assets deemed acquired for United States federal income Tax purposes assuming a 338(h)(10) Election were made with respect to the DMFA shares (the "Final Allocation"). The Final Allocation shall be made in accordance with the Code and any applicable Treasury Regulations. The Final Allocation shall be redetermined, consistent with the principles set forth above, upon the happening of any event reasonably requiring such redetermination, including, without limitation, any adjustments to taxable income, post-closing adjustments pursuant to Section 2.3(b) and the payment to Seller of the Earn-Out Payment pursuant to the Earn-Out Agreement. The Final Allocation, once determined, shall be annexed to this Agreement as Exhibit G, and any redetermination of the Final Allocation pursuant to the preceding sentence shall likewise be annexed to this Agreement with an appropriate designation. The Final Allocation (and any redetermination thereof) shall be binding on Seller and Madden for all Tax and financial reporting purposes.

          (iii) Notwithstanding anything herein to the contrary, Madden shall reimburse Seller for the increased Taxes, if any, and Seller shall pay to Madden the amount of the decreased Taxes, if any, incurred by Seller with respect to the year in which the Closing occurs and/or any subsequent year as a result of any 338(h)(10) Election or analogous elections made (taking into account the Final Allocation) such that Seller will receive the same after-tax proceeds with respect to the year in which the Closing occurs and/or any subsequent year as if Seller had sold stock and no 338(h)(10) Election or analogous elections had been made. Within thirty (30) days after determination of the Final Allocation, Seller shall provide to Madden a schedule, with supporting workpapers, which shall be based upon the Final Allocation, setting forth (A) the amount of Taxes incurred by Seller with respect to the year in which the Closing occurs from the sale of the Company Shares with respect to which a 338(h)(10) Election or analogous election is made and (B) the amount of Taxes that would have been incurred by Seller with respect to the year in which the Closing occurs from the sale of such Company Shares determined as if no such election were made. In the event that Madden's payment to Seller or Seller's payment to Madden occur (or will occur) after the end of the year in which the Closing occurs (including the years in which the Earn-Out Payment is made), then Seller shall provide Madden with a recomputed schedule, with supporting workpapers, setting forth the amount of any additional or reduced Taxes incurred by Seller with respect to such year following the year in which the Closing occurs as a result of a 338(h)(10) Election or any analogous election. Unless Madden disputes the schedule by providing written notice to Seller within thirty (30) days of the receipt thereof, Seller's schedule shall be final, binding and conclusive on the parties for all Tax purposes. If Madden and Seller cannot agree on the proper amount that Madden is required to pay Seller, or Seller is required to pay Madden, pursuant to this Section 8.1(b)(iii) within thirty (30) days of the provision of written notice to Seller, such dispute shall be settled, within thirty (30) days of its submission, by the Independent Accounting Firm selected in the manner set forth in Article I hereof, and the amount that the Independent Accounting Firm determines is required to be paid pursuant to this Section 8.1(b)(iii) shall be final, binding and conclusive on the parties for all Tax purposes. Madden and Seller shall submit the dispute to the Independent Accounting Firm within twenty (20) days of the receipt by Seller of the written objection. Seller's schedule and the determination of any amounts required to be paid pursuant to this Section 8.1(b)(iii) shall be consistent with and based upon, inter alia, the principles, statements and, if applicable, assumptions set forth in Exhibit G-1 attached hereto, which shall also be applied by the Independent Accounting Firm in settling any dispute hereunder. It is understood and agreed among the parties that any amount paid in excess of the amounts due and owing pursuant to this Section

     8.1(b) shall be promptly repaid. Madden and Seller shall pay the amounts required to be paid pursuant to this Section 8.1(b)(iii) on or before the date Seller is required to pay the increased or decreased Taxes as a result of the 338(h)(10) Election or analogous election, provided, however, that Seller shall not be required to pay any amounts required to be paid by Seller to Madden pursuant to this Section 8.1(b)(iii) with respect to any decreased interest under Section 453A of the Code as a result of the 338(h)(10) Election or analogous election until the first year in which the Earn-Out Payment is made, such payment obligation accruing until such year.

          (iv) In addition to the foregoing, Madden shall reimburse Seller for any reasonable documented out-of-pocket professional fees and expenses incurred by Seller in connection with determining the parties' obligations, if any, under clause (iii) above.

          (v) Madden shall promptly provide written notice to Seller of any audit or other investigation that may be initiated in connection with a 338(h)(10) Election or any analogous election.

                                   ARTICLE IX

                  Conditions Precedent to Obligations of Madden
                  ---------------------------------------------

     The obligations of Madden under Article II and Article III shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Madden:

     9.1 Representations and Warranties. Each and every representation and warranty of Seller contained in this Agreement, and any schedule or any certificate delivered pursuant hereto, shall have been true and correct when made and shall be repeated at the Closing and (a) if qualified by materiality (or any variation of such term), shall be true and correct (as so qualified) as of the Closing Date, except that any such representation or warranty that is made as of a specified date shall only be required to be true and correct as of that date, and (b) if not qualified by materiality (or any variation of such term), shall be true and correct in all material respects as of the Closing Date, except that any such representation or warranty that is made as of a specified date shall only be required to be true and correct in all material respects as of that date.

     9.2 Compliance with Covenants. Seller shall have performed and observed in all material respects all covenants and agreements to be performed or observed by Seller under this Agreement at or before the Closing.

     9.3 Lack of Adverse Change. Since the date of the Balance Sheet, there has not occurred any circumstance or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect, including a material decrease in the revenue of either of the Companies (other than decreases solely attributable to normal seasonal variations for the respective Companies).

     9.4 Update Certificate. Madden shall have received a favorable certificate, dated the Closing Date, signed by Seller as to the matters set forth in Sections 9.1, 9.2 and 9.3.

     9.5 Legal Opinion. Madden shall have received the opinion of Wechsler & Cohen, LLP, counsel to Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit H.

     9.6 Regulatory Approvals. All material approvals and consents of Governmental Bodies required to carry out the transactions contemplated by this Agreement, including approvals under any applicable anti-competition Laws, shall have been obtained.

     9.7 Consents of Third Parties. All consents from third parties to Contracts or otherwise that are required to be listed in Section 4.4 of the Disclosure
Schedule in order to avoid a misrepresentation under Section 4.4 shall have been obtained in writing.

     9.8 No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Body, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Body, that declares this Agreement invalid or unenforceable in any material respect or that prevents or delays the consummation of the transactions contemplated hereby or which imposes or will impose restrictions on Madden's right or ability to operate the business of either of the Companies shall be in effect; and no action or proceeding before any Governmental Body shall have been instituted or, to the Knowledge of Seller and each of the Companies, threatened by any Governmental Body, or by any other Person, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or which seeks to impose restrictions on Madden's right or ability to operate the business of either of the Companies, or seeks to require Madden to dispose of any of its businesses, operations, properties or assets or any claim relating to the equity of either of the Companies.

     9.9 Employment Agreements. DMFA and each of Seller, KH, SL and RC shall have entered into the Employment Agreements, and the Employment Agreements shall be in full force and effect with no notice that any of Seller, KH, SL or RC do not intend to honor such Employment Agreements.

     9.10 Transaction Documents. Each of the Companies and Seller shall have entered into each of the other Transaction Documents to which they are a party.

     9.11 License Agreement. The License Agreement shall have been terminated by the mutual agreement of the parties thereto.

     9.12 Other Closing Matters. Madden shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of Seller and the satisfaction of the conditions to Madden's obligation to close hereunder as Madden or its counsel may reasonably request.

                                    ARTICLE X

                  Conditions Precedent to Obligations of Seller
                  ---------------------------------------------

     The obligations of Seller under Article II and Article III shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Seller:

     10.1 Representations and Warranties. Each and every representation and warranty of Madden contained in this Agreement, and any schedule or any certificate delivered pursuant hereto, shall have been true and correct when made and shall be repeated at the Closing and (a) if qualified by materiality (or any variation of such term), shall be true and correct (as so qualified) as of the Closing Date, except that any such representation or warranty that is made as of a specified date shall only be required to be true and correct as of that date, and (b) if not qualified by materiality (or any variation of such term), shall be true and correct in all material respects as of the Closing Date, except that any such representation or warranty that is made as of a specified date shall only be required to be true and correct in all material respects as of that date.

     10.2 Compliance with Covenants. Madden shall have performed and observed in all material respects all covenants and agreements to be performed or observed by it under this Agreement at or before the Closing.

     10.3 Update Certificate. Seller shall have received a favorable certificate, dated the Closing Date, signed by Madden as to the matters set forth in Sections 10.1 and 10.2.

     10.4 Regulatory Approvals. All material approvals and consents of Governmental Bodies required to carry out the transactions contemplated by this Agreement, including approvals under any applicable anti-competition Laws, shall have been obtained.

     10.5 No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Body, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Body, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect.

     10.6 Transaction Documents. Madden shall have entered into each of the other Transaction Documents to which it is a party.

     10.7 Legal Opinion. Seller shall have received the opinion of Kramer Levin Naftalis & Frankel LLP, counsel to Madden, dated the Closing Date, substantially in the form attached hereto as Exhibit I.

     10.8 License Agreement. The License Agreement shall have been terminated by the mutual agreement of the parties thereto.

     10.9 Other Closing Matters. Seller shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of Madden and the satisfaction of the conditions to Seller's obligations to close hereunder as Seller or its counsel may reasonably request.

                                   ARTICLE XI

                            Termination of Agreement
                            ------------------------

     11.1 Conditions for Termination. This Agreement may be terminated:

     (a) at any time prior to the Closing by mutual consent of Madden and Seller;

     (b) by Madden if the Closing shall not have been consummated by forty-five
(45) days after the date hereof, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment as set forth in clause (d) below, of any covenant or agreement contained herein on the part of Madden; or

     (c) by Seller if the Closing shall not have been consummated by forty-five
(45) days after the date hereof, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment as set forth in clause (d) below, of any covenant or agreement contained herein on the part of Seller; or

     (d) by Madden or Seller if the other party fails to cure a material breach of any provision of this Agreement within fifteen (15) days after its receipt of written notice of such breach from the non-breaching party, provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this
Section 11.1(d) if it is also in material breach of any provision of this Agreement.

     11.2 Effect of Termination. Upon the termination of this Agreement for any reason, Madden and Seller shall have no liability or further obligations arising out of this Agreement, except for any liability resulting from any intentional breach of a representation, warranty or covenant contained in this Agreement prior to termination. Furthermore, the provisions of Sections 4.23, 5.5, this
Section 11.2 and Article XIII shall survive any termination of this Agreement.

                                   ARTICLE XII

                                 Indemnification
                                 ---------------

     12.1 Survival of Representations, Warranties and Covenants. The parties to this Agreement hereby agree that the remedy for any breach of a representation or warranty, covenant or agreement contained in this Agreement shall be the indemnification provisions set out in this Article XII; provided, however, that nothing in this Section 12.1 shall prohibit any party from seeking specific performance or injunctive relief against any other party in respect of a breach by such other party of any covenant hereunder; and provided further, that nothing in this Section 12.1 shall limit any party's remedies for a breach of a covenant occurring prior to the Closing.

     (a) The representations and warranties of the parties contained in this Agreement, any schedule or any certificate delivered pursuant hereto, shall survive the Closing and shall continue in full force and effect (a) in the case of the representations and warranties of Seller and Madden contained in Sections 4.6, 4.15, 4.16, 4.23 and 5.5 until thirty (30) days following the expiration of the applicable statutory period of limitations with respect to the matter to which the claim relates, as such limitation period may be extended from time to time, (b) in the case of the representations and warranties of Seller and Madden contained in Sections 4.1, 4.2, 4.3, 4.20, 5.1 and 5.2, indefinitely, and (c) in the case of all other representations and warranties of the parties contained in this Agreement, and in any schedule or any certificate delivered pursuant hereto, until twenty-four (24) months after the Closing Date. Each party hereto shall be entitled to rely on any such representation or warranty regardless of any independent knowledge of such party or any inquiry or investigation made by or on behalf of such party. Notwithstanding the foregoing, any representation or warranty in respect of which indemnity may be sought hereunder shall survive the time at which it would otherwise terminate pursuant to this Section 12.1 if notice of the breach thereof shall have been given to the party against whom such indemnity may be sought prior to the expiration of the applicable survival period.

     (b) The parties' covenants and agreements under this Agreement shall survive the Closing indefinitely unless a shorter period of performance is specified with respect to such covenant or agreement.

     12.2 Indemnification by Seller.

     (a) Subject to Section 12.2(b), Seller shall indemnify and hold harmless Madden, each of the Companies, and each of their respective stockholders, directors, officers, employees, agents and representatives, and the successors and assigns of each of the foregoing (collectively, the "Madden Indemnified Parties") from and against any Loss incurred or suffered by such Person as a result of or arising from, without duplication:

          (i) a breach by Seller of any representation or warranty made by Seller in this Agreement, the Earn-Out Agreement or any schedule or certificate delivered pursuant hereto or thereto; and

          (ii) a failure by Seller to perform or comply with any covenant or agreement on the part of Seller contained herein or in the Earn-Out Agreement.

Any amount paid pursuant to this Section 12.2(a) shall be paid to Madden or, at Madden's election, to a Company or the Companies and shall be the amount required to put Madden or the Companies, as the case may be, in the position it or they would have been in had such representation, warranty, covenant or agreement not been breached.

     (b) Notwithstanding Section 12.2(a):

          (i) Seller shall not have any obligation to indemnify the Madden Indemnified Parties from and against any Loss under clause (i) of Section 12.2(a) until the Madden Indemnified Parties have suffered aggregate Losses, by reason of all such breaches, in excess of one hundred fifty thousand dollars ($150,000); provided that such threshold shall not apply to any Loss as a result of, arising from or in connection with a breach by Seller of a representation or warranty contained in Sections 4.1, 4.2, 4.3, 4.6, 4.20 or 4.23; and

          (ii) Seller shall not have any obligation to indemnify the Madden Indemnified Parties from and against any Loss under clause (i) of Section 12.2(a) to the extent the aggregate Losses the Indemnified Parties have suffered by reason of all such breaches exceed fourteen million dollars ($14,000,000), plus any amounts earned by Seller pursuant to the Earn-Out Agreement; provided that such aggregate limit shall not apply to any Loss as a result of, arising from or in connection with a breach by Seller of a representation or warranty contained in Sections 4.1, 4.2, 4.3, 4.6, 4.20 or 4.23.

     (c) Notwithstanding anything to the contrary contained in Section 12.2(b) or anywhere else in this Agreement, Seller shall indemnify and hold harmless the Madden Indemnified Parties, without limitation, from and against any and all Losses incurred or suffered by such Person after the Closing Date as a result of or arising from any fraudulent act or willful or intentional misconduct by either of the Companies prior to the Closing Date or by Seller.

     12.3 Indemnification by Madden.

     (a) Madden shall indemnify and hold harmless Seller and each of his agents and representatives, and the successors and assigns of each of the foregoing (the "Seller Indemnified Parties"), from and against any Loss incurred or suffered by such Person as a result of or arising from:

          (i) a breach by Madden of any representation or warranty made by Madden in this Agreement, the Earn-Out Agreement or in any schedule or certificate delivered pursuant hereto or thereto; and

          (ii) a failure by Madden to perform or comply with any covenant or agreement on the part of Madden contained herein or in the Earn-Out Agreement.

Any amount paid pursuant to this Section 12.3(a) shall be the amount required to put Seller in the position Seller would have been in had such representation, warranty, covenant or agreement not been breached.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Madden shall indemnify and hold harmless the Seller Indemnified Parties from and against any Loss incurred or suffered by Seller after the Closing Date as a result of or arising from any fraudulent act or willful misconduct by Madden.

     12.4 Assumption of Defense. An indemnified party shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any proceeding resulting from such claim; provided, however, that failure to give any such notice promptly shall not affect the indemnification provided under this Article XII, except to the extent such indemnifying party shall have been actually and materially prejudiced as a result of such failure, but shall relieve the indemnifying party for any liability for legal fees and expenses incurred prior to the date such notice is given. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim and pay any and all Losses that may result therefrom, or if the claim (i) is reasonably likely to result in imprisonment of the indemnified party, (ii) is reasonably likely to result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair Madden's right or ability to operate either of the Companies, or (iii) names both the indemnifying party and the indemnified party (including impleaded parties) and representation of both parties by the same counsel would create a conflict. If an indemnifying party assumes the defense of such third party claim, such indemnifying party shall agree prior thereto, in writing, that it is liable under this Article XII to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim, shall conduct such defense diligently, shall have full and complete control over the conduct of such proceeding on behalf of the indemnified party and shall, subject to the provisions of this Section 12.4, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; provided, however, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party, and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto or which may reasonably be expected to have an adverse effect on the indemnified party. The indemnified party may participate in such proceeding and retain separate co-counsel at its sole cost and expense. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or proceeding by a third party within thirty (30) days after notice thereof shall be deemed a waiver by such indemnifying party of its right to defend such claim or action.

     12.5 Non-Assumption of Defense. If no indemnifying party is permitted or elects to assume the defense of any such claim by a third party or proceeding resulting therefrom, the indemnified party shall diligently defend against such claim or litigation in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or proceeding, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending). The indemnified party shall not settle or compromise any such claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

     12.6 Indemnified Party's Cooperation as to Proceedings. The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section 12.6, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

     12.7 Payments Treated as Purchase Price Adjustment. Any payment by Madden, either of the Companies or Seller under this Article XII will be treated for Tax purposes as an adjustment to the consideration hereunder for the Company Shares.

                                  ARTICLE XIII

                                  Miscellaneous
                                  -------------

     13.1 Expenses. Except as otherwise explicitly set forth herein, whether or not the transactions contemplated hereby are consummated, each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby; provided, however, that all expenses incurred by either of the Companies with respect to the transactions contemplated hereby for the benefit of Seller prior to the Closing, including, without limitation, expenses for legal and investment advisory services, shall be paid by Seller.

     13.2 Entirety of Agreement. This Agreement (including the Disclosure Schedule, the Madden Disclosure Schedule and all other schedules and exhibits hereto), together with the other Transaction Documents and certificates and other instruments delivered hereunder and thereunder, state the entire agreement of the parties, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties, covenants and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. Notwithstanding anything to the contrary in this Section 13.2, unless and until the Closing occurs, the Confidentiality Agreement shall continue in full force and effect.

     13.3 Notices. All notices, demands and communications of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be given by: (a) personal service upon such other party; (b) mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested; (c) sending a copy thereof by Federal Express or equivalent courier service; or (d) sending a copy thereof by facsimile, in each case to the parties at the respective addresses and facsimile numbers set forth on the signature pages hereto. In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon delivery or transmission, as applicable. In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided by any party upon any other party.

     13.4 Amendment. This Agreement may be modified or amended only by an instrument in writing, duly executed by all of the parties hereto.

     13.5 Waiver. No waiver by any party of any term, provision, condition, covenant, agreement, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced. No waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, condition, covenant, agreement, representation or warranty (or breach thereof) on any other occasion or as a waiver of any other term, provision, condition, covenant, agreement, representation or warranty (or of the breach of any other term, provision, condition, covenant, agreement, representation or warranty) contained in this Agreement on the same or any other occasion.

     13.6 Counterparts; Facsimile. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument. Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

     13.7 Assignment; Binding Nature; No Beneficiaries. This Agreement may not be assigned by any party hereto without the written consent of Madden and Seller; provided, however, that Madden may assign its rights hereunder to any affiliate of Madden which assumes the obligations of Madden hereunder, but no such assignment shall relieve Madden of any such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. Except as otherwise expressly provided in Article XII, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

     13.8 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     13.9 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties hereto irrevocably (a) submits to the non-exclusive jurisdiction of any New York state court sitting in the County of New York or any federal court sitting in U.S. District Court for the Southern District of the State of New York, (b) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (c) waives any claim that such action or proceeding has been brought in an inconvenient forum, and (d) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section 13.3 shall be deemed good, proper and effective service upon such party.

     13.10 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement or the Disclosure Schedule, as applicable, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day.

     13.11 Negotiated Agreement. Madden and Seller acknowledge that they have been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and the Transaction Documents and accordingly agree that if an ambiguity exists with respect to any provision of this Agreement or the Transaction Documents, such provision shall not be construed against any party because such party or its representatives drafted such provision.

     13.12 Public Announcements. Neither Madden nor Seller shall issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of Madden, in the case of an announcement by Seller, and Seller, in the case of an announcement by Madden; provided, however, that Madden or its affiliates may, upon written notice to Seller, describe this Agreement and the transactions contemplated hereby in any press release or filing with the SEC or other Governmental Body it is required to make under applicable Law.

     13.13 Remedies Cumulative. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.

     13.14 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any arbitrator to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final determination of any arbitrator declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the arbitrator making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     13.15 WAIVER OF JURY TRIAL. MADDEN AND SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13.16 Right of Set-Off.

     (a) Notwithstanding any provision of this Agreement or the Earn-Out Agreement to the contrary, the parties hereby acknowledge and agree that, in addition to any other right hereunder or under the Earn-Out Agreement or otherwise, Madden shall have the right, but not the obligation, from time to time to set off against any amounts otherwise required to be paid by Madden to Seller pursuant to this Agreement or the Earn-Out Agreement any amounts owed at such time by Seller to either of the Companies, Madden or any other Madden Indemnified Party under this Agreement or the Earn-Out Agreement.

     (b) If Madden elects to exercise its set-off rights hereunder against any amounts otherwise required to be paid by Madden to Seller pursuant to this Agreement or the Earn-Out Agreement, it shall give Seller written notice of such election (the "Set-Off Notice"), which Set-Off Notice shall include the amount to be set-off and a reasonable description of the circumstances giving rise to Madden's entitlement to such set-off. Seller shall have ten (10) days after receipt of such Set-Off Notice to review such Set-Off Notice (the "Set-Off Review Period"), and in the event that Seller has any objections or challenges to the exercise of the set-off right of Madden, Seller shall submit a single written notice of set-off dispute ("Notice of Set-Off Dispute") to Madden during such Set-Off Review Period, specifying in reasonable detail the nature of any asserted objections or challenges. In the event of any such dispute, Seller and Madden shall negotiate in good faith to resolve such dispute for thirty (30) days after receipt by Madden of the Notice of Set-Off Dispute. If Seller and Madden are unable to resolve such dispute with such 30-day period, the amount payable by Madden to Seller shall automatically be reduced by the amount set forth in the Set-Off Notice. In the event that there is a final determination that Seller did not owe either of the Companies, Madden or any Madden Indemnified Party the amount that has been set-off, Madden shall promptly repay to Seller all such amounts that are so determined to have been incorrectly set-off, plus interest, calculated from the date of set-off until the date such amount is paid to Seller, at a rate per annum equal to the Prime Rate, calculated and payable monthly, compounded monthly. For purposes of this Section 13.16, a determination shall be final if any and all appeals therefrom shall have been resolved or if thirty (30) days shall have passed from the rendering of such determination (or of any determination of appeal therefrom) and no party shall have commenced any appeal therefrom.

     (c) In the case of any such set-off by Madden pursuant to this Section 13.16, Seller's obligation to make such payment (or any portion thereof) shall be deemed satisfied and discharged to the extent of such set-off. The exercise of such right of set-off by Madden in good faith, whether or not finally determined to be justified, will not constitute a breach under this Agreement or the Earn-Out Agreement.


               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.

                                            STEVEN MADDEN, LTD.
Address:
52-16 Barnett Ave.                          By: /s/ JAMIESON A. KARSON
Long Island City, New York  11104               --------------------------------
Attention:  Awadhesh Sinha                      Name:  Jamieson A. Karson
Facsimile No.: (718) 446-5599                   Title: Chairman and
                                                        Chief Executive Officer

with copies to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York  10036
Attention:  James A. Grayer, Esq.
Facsimile No.: (212) 715-8000

                                            SELLER


6 Kristi Lane                               /s/ DANIEL M. FRIEDMAN
Woodbury, New York 11797                    ------------------------------------
Facsimile No.: (212 ) 643-7524              Daniel M. Friedman


with copies to:

(Until March 15, 2006)

Wechsler & Cohen, LLP
116 John Street, 33rd Floor
New York, New York 10038
Attention:  Mitchell S. Cohen, Esq.
Facsimile No.: (212) 847-7955

(After March 15, 2006)

Wechsler & Cohen, LLP
17 State Street, 15th Floor
New York, New York 10004
Attention:  Mitchell S. Cohen, Esq.
Facsimile No.: (212) 847-7955

               Schedules and Exhibits to Stock Purchase Agreement


Disclosure Schedule
     Section 2.1                Company Shares/Capitalization
     Section 4.1                Company Subsidiaries
     Section 4.4                Conflicts and Consents
     Section 4.5(a)             Financial Statement Deficiencies
     Section 4.5(b)             Undisclosed Liabilities
     Section 4.5(c)             Material Programs and Allowances
     Section 4.5(d)             Inventory
     Section 4.6(a)             Late Tax Filings
     Section 4.6(b)             Unpaid Tax Deficiencies; Audits
     Section 4.6(c)             Miscellaneous Tax Representations
     Section 4.6(c)(iv)         Material Tax Elections
     Section 4.6(c)(xii)        Taxing Jurisdictions
     Section 4.7(a)-1           Real Property
     Section 4.7(a)-2           Real Property Consents/Defaults
     Section 4.7(b)             Title and Leasehold Deficiencies; Sublicenses
                                and Subleases
     Section 4.7(c)             Purchase Money Encumbrances
     Section 4.8(a)             Intellectual Property Deficiencies
     Section 4.8(b)             Breach of Company IP Rights Agreements
     Section 4.8(c)             Royalties
     Section 4.8(d)             Third Party Infringement
     Section 4.8(e)(i)          Confidentiality
     Section 4.8(e)(ii)         Affiliate Intellectual Property Claims
     Section 4.8(f)             License Agreements
     Section 4.8(g)             Infringement of Company IP Rights
     Section 4.8(h)             Intellectual Property Filings
     Section 4.9(a)             Contracts
     Section 4.9(b)             Contract Breaches and Defaults
     Section 4.10               Insurance Policies
     Section 4.11               Litigation
     Section 4.13(a)            Compliance with Laws
     Section 4.13(b)            Licenses
     Section 4.13(c)            Importer Status
     Section 4.13(g)            Customs Liabilities
     Section 4.14(a)            Employees
     Section 4.14(b)            Employment Laws
     Section 4.14(f)            Severance Obligations
     Section 4.14(g)            Accrued Vacations; Vacation Policy
     Section 4.14(h)            No At-Will Employees
     Section 4.14(i)            Reports
     Section 4.15(a)            Employee Benefit Plans
     Section 4.15(b)            Employment Agreements, Contracts and Employee
                                Benefit Plans Subject to Section 409A
     Section 4.15(p)            Employee Benefit Plan Maintenance Costs
     Section 4.16               Environmental Matters

     Section 4.17               Bank Accounts; Powers of Attorney
     Section 4.18               Certain Changes
     Section 4.20               Transactions with Affiliated Persons
     Section 4.21(a)            Customers
     Section 4.21(b)            Suppliers
     Section 4.23               Brokers, Finders, etc.
     Section 4.24               Restrictions on Business Activities
     Section 4.25               Payables
     Section 4.26               Receivables
     Section 4.27               Bonding and Financial Security Arrangements
     Section 6.1                Ordinary Course Exceptions
     Section 6.2                Conduct of Business

Madden Disclosure Schedule
     Section 5.5                Brokers, Finders, etc.

Other Schedules
     Schedule A                 Companies

Exhibits
     Exhibit A                  Earn-Out Agreement
     Exhibit B                  Seller Employment Agreement
     Exhibit C                  KH Employment Agreement
     Exhibit D                  SL Employment Agreement
     Exhibit E                  RC Employment Agreement
     Exhibit F                  Services Agreement
     Exhibit G                  Final Allocation
     Exhibit G-1                338(h)(10) Election Assumptions
     Exhibit H                  Form of Opinion of Wechsler & Cohen, LLP
     Exhibit I                  Form of Opinion of Kramer Levin Naftalis &
                                Frankel LLP
     Exhibit J                  Open Orders File

                                   Schedule A
                                   ----------

                                    Companies
                                    ---------


Daniel M. Friedman & Associates, Inc.

DMF International, Ltd.

                                   Exhibit G-1
                                   -----------

     For the avoidance of doubt, the determination of the amount to be paid by Madden to Seller or by Seller to Madden pursuant to Section 8.1(b)(iii) (the "Payment") shall be based, inter alia, on the following:

          1. The Payment shall take into account any interest which may be imposed under Section 453A of the Code in respect of payments made pursuant to the Agreement, including Section 8.1(b)(iii) after the year in which the Closing occurs. Seller shall provide Madden with a schedule setting forth relevant information relating to any other installment obligations held by Seller.

          2. Madden and Seller acknowledge that, pursuant to Treasury Regulation ss. 15A.453-1(b)(3)(i), neither of the Companies shall recognize any gain on the date of the Closing with respect to all liabilities of such Company existing immediately prior to the Closing that constitute qualifying indebtedness (within the meaning of Treasury Regulation ss. 15A.453-1(b)(2)(iv)) to the extent of such Company's aggregate basis in its assets.

          3. Neither of the Companies shall elect out of the installment method pursuant to Section 453(d) of the Code with respect to the deemed sale of its assets.

          4.   This schedule is subject to change based upon any change in Law.